                                                          [CONFORMED COPY WITH
                                                          EXHIBITS G-1 AND G-2
                                                         CONFORMED AS EXECUTED]

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                                  CREDIT AGREEMENT

                                       among

                          NORTHWEST AIRLINES CORPORATION,

                                     NWA INC.,

                             NORTHWEST AIRLINES, INC.,

                             THE CHASE MANHATTAN BANK,
                                     as Agent,

                                        and

                            VARIOUS LENDING INSTITUTIONS

                         __________________________________

                              Dated as of May 12, 1998

                         __________________________________

                                   $1,000,000,000


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
                                 TABLE OF CONTENTS

                                                                              Page
                                                                              ----
SECTION 1.  Amount and Terms of Credit . . . . . . . . . . . . . . . . . . . . .1

          1.01  The Commitments. . . . . . . . . . . . . . . . . . . . . . . . .1
          1.02  Minimum Amount of Each Borrowing, etc. . . . . . . . . . . . . .1
          1.03  Notice of Borrowing. . . . . . . . . . . . . . . . . . . . . . .1
          1.04  Disbursement of Funds. . . . . . . . . . . . . . . . . . . . . .2
          1.05  Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
          1.06  Conversions. . . . . . . . . . . . . . . . . . . . . . . . . . .3
          1.07  Pro Rata Borrowings. . . . . . . . . . . . . . . . . . . . . . .3
          1.08  Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
          1.09  Interest Periods . . . . . . . . . . . . . . . . . . . . . . . .4
          1.10  Increased Costs, Illegality, etc . . . . . . . . . . . . . . . .5
          1.11  Compensation . . . . . . . . . . . . . . . . . . . . . . . . . .7
          1.12  Change of Lending Office . . . . . . . . . . . . . . . . . . . .7
          1.13  Replacement of Banks . . . . . . . . . . . . . . . . . . . . . .8

SECTION 2.  Fees; Reductions of Commitment . . . . . . . . . . . . . . . . . . .8

          2.01  Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
          2.02  Voluntary Termination of Commitments . . . . . . . . . . . . . .9
          2.03  Mandatory Reduction of Commitments . . . . . . . . . . . . . . .9

SECTION 3.  Prepayments; Payments; Taxes . . . . . . . . . . . . . . . . . . . 10

          3.01  Voluntary Prepayments. . . . . . . . . . . . . . . . . . . . . 10
          3.02  Mandatory Repayments . . . . . . . . . . . . . . . . . . . . . 10
          3.03  Method and Place of Payment. . . . . . . . . . . . . . . . . . 12
          3.04  Net Payments . . . . . . . . . . . . . . . . . . . . . . . . . 12

SECTION 4A.  Conditions Precedent to Effective Date. . . . . . . . . . . . . . 14

          4A.01  Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
          4A.02  Officers' Certificate . . . . . . . . . . . . . . . . . . . . 14
          4A.03  Opinions of Counsel . . . . . . . . . . . . . . . . . . . . . 14
          4A.04  Corporate Documents; Proceedings; etc . . . . . . . . . . . . 14
          4A.05  Consent Letter. . . . . . . . . . . . . . . . . . . . . . . . 15
          4A.06  Adverse Change, etc . . . . . . . . . . . . . . . . . . . . . 15
          4A.07  Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . 15
          4A.08  Financial Outlook . . . . . . . . . . . . . . . . . . . . . . 15
          4A.09  Existing Credit Agreement . . . . . . . . . . . . . . . . . . 15
          4A.10  Fees, etc . . . . . . . . . . . . . . . . . . . . . . . . . . 15

                                          (i)

                                                                              Page
                                                                              ----
          4A.11  Appraisal of Collateral . . . . . . . . . . . . . . . . . . . 15
          4A.12  Security Documents. . . . . . . . . . . . . . . . . . . . . . 16

SECTION 4B.  Conditions Precedent to All Credit Events . . . . . . . . . . . . 16

          4B.01  Notice of Borrowing.. . . . . . . . . . . . . . . . . . . . . 16
          4B.02  No Default; Representations and Warranties. . . . . . . . . . 16
          4B.03  Full Utilization of Existing Facilities . . . . . . . . . . . 17
          4B.04  Security Matters. . . . . . . . . . . . . . . . . . . . . . . 17
          4B.05  Effective Date. . . . . . . . . . . . . . . . . . . . . . . . 17

SECTION 5.  Representations, Warranties and Agreements . . . . . . . . . . . . 17

          5.01  Corporate Status . . . . . . . . . . . . . . . . . . . . . . . 17
          5.02  Corporate Power and Authority. . . . . . . . . . . . . . . . . 18
          5.03  No Violation . . . . . . . . . . . . . . . . . . . . . . . . . 18
          5.04  Governmental Approvals . . . . . . . . . . . . . . . . . . . . 18
          5.05  Financial Statements; Financial Outlook. . . . . . . . . . . . 18
          5.06  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . 19
          5.07  True and Complete Disclosure . . . . . . . . . . . . . . . . . 19
          5.08  Use of Proceeds; Margin Regulations. . . . . . . . . . . . . . 19
          5.09  Compliance with ERISA. . . . . . . . . . . . . . . . . . . . . 19
          5.10  Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . 20
          5.11  Investment Company Act . . . . . . . . . . . . . . . . . . . . 20
          5.12  Compliance with Statutes, etc. . . . . . . . . . . . . . . . . 20
          5.13  Air Carrier. . . . . . . . . . . . . . . . . . . . . . . . . . 21
          5.14  Security Interests . . . . . . . . . . . . . . . . . . . . . . 21
          5.15  Year 2000 Reprogramming. . . . . . . . . . . . . . . . . . . . 21

SECTION 6.  Affirmative Covenants. . . . . . . . . . . . . . . . . . . . . . . 21

          6.01  Information Covenants. . . . . . . . . . . . . . . . . . . . . 21
          6.02  Books, Records and Inspections . . . . . . . . . . . . . . . . 23
          6.03  Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . 24
          6.04  Payment of Taxes . . . . . . . . . . . . . . . . . . . . . . . 24
          6.05  Consolidated Corporate Franchises. . . . . . . . . . . . . . . 24
          6.06  Compliance with Statutes, etc. . . . . . . . . . . . . . . . . 24
          6.07  ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
          6.08  Good Repair. . . . . . . . . . . . . . . . . . . . . . . . . . 25
          6.09  End of Fiscal Years; Fiscal Quarters . . . . . . . . . . . . . 25
          6.10  Performance of Obligations . . . . . . . . . . . . . . . . . . 25
          6.11  Air Carrier. . . . . . . . . . . . . . . . . . . . . . . . . . 26
          6.12  Security Interests . . . . . . . . . . . . . . . . . . . . . . 26

SECTION 7.  Negative Covenants . . . . . . . . . . . . . . . . . . . . . . . . 26

          7.01  Changes in Business. . . . . . . . . . . . . . . . . . . . . . 26
          7.02  Consolidation, Merger, etc . . . . . . . . . . . . . . . . . . 26

                                          (ii)

                                                                              Page
                                                                              ----
          7.03  Sale of Assets . . . . . . . . . . . . . . . . . . . . . . . . 26
          7.04  Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
          7.05  Distributions, etc . . . . . . . . . . . . . . . . . . . . . . 28
          7.06  Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . 30
          7.07  Transactions with Affiliates . . . . . . . . . . . . . . . . . 33
          7.08  Consolidated Indebtedness to Consolidated EBITDAR. . . . . . . 33
          7.09  Consolidated EBITDAR to Consolidated Fixed Charges . . . . . . 33
          7.10  ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
          7.11  LAX TWO CORP . . . . . . . . . . . . . . . . . . . . . . . . . 33
          7.12  Existing Credit Agreement; Bridge Debt Agreement . . . . . . . 34

SECTION 8.  Events of Default. . . . . . . . . . . . . . . . . . . . . . . . . 34

          8.01  Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
          8.02  Representations, etc.. . . . . . . . . . . . . . . . . . . . . 34
          8.03  Covenants. . . . . . . . . . . . . . . . . . . . . . . . . . . 34
          8.04  Default Under Other Agreements . . . . . . . . . . . . . . . . 34
          8.05  Bankruptcy, etc. . . . . . . . . . . . . . . . . . . . . . . . 35
          8.06  ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
          8.07  Judgments. . . . . . . . . . . . . . . . . . . . . . . . . . . 36
          8.08  Guaranty . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
          8.09  Security Documents . . . . . . . . . . . . . . . . . . . . . . 37

SECTION 9.  Definitions and Accounting Terms . . . . . . . . . . . . . . . . . 37

          9.01  Defined Terms. . . . . . . . . . . . . . . . . . . . . . . . . 37

SECTION 10.  The Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51

          10.01  Appointment . . . . . . . . . . . . . . . . . . . . . . . . . 51
          10.02  Nature of Duties. . . . . . . . . . . . . . . . . . . . . . . 51
          10.03  Lack of Reliance on Agent . . . . . . . . . . . . . . . . . . 51
          10.04  Certain Rights of Agent . . . . . . . . . . . . . . . . . . . 52
          10.05  Reliance. . . . . . . . . . . . . . . . . . . . . . . . . . . 52
          10.06  Indemnification . . . . . . . . . . . . . . . . . . . . . . . 52
          10.07  Agent in its Individual Capacity. . . . . . . . . . . . . . . 52
          10.08  Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
          10.09  Resignation by the Agent. . . . . . . . . . . . . . . . . . . 53

SECTION 11.  Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . 53

          11.01  Payment of Expenses, etc. . . . . . . . . . . . . . . . . . . 53
          11.02  Right of Setoff . . . . . . . . . . . . . . . . . . . . . . . 54
          11.03  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
          11.04  Benefit of Agreement. . . . . . . . . . . . . . . . . . . . . 55
          11.05  No Waiver; Remedies Cumulative. . . . . . . . . . . . . . . . 56
          11.06  Payments Pro Rata . . . . . . . . . . . . . . . . . . . . . . 56
          11.07  Calculations; Computations. . . . . . . . . . . . . . . . . . 57

                                        (iii)

                                                                              Page
                                                                              ----
          11.08  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE;
                   WAIVER OF JURY TRIAL. . . . . . . . . . . . . . . . . . . . 57
          11.09  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . 58
          11.10  Effectiveness . . . . . . . . . . . . . . . . . . . . . . . . 59
          11.11  Headings Descriptive. . . . . . . . . . . . . . . . . . . . . 59
          11.12  Amendment or Waiver; etc. . . . . . . . . . . . . . . . . . . 59
          11.13  Survival. . . . . . . . . . . . . . . . . . . . . . . . . . . 60
          11.14  Domicile of Revolving Loans . . . . . . . . . . . . . . . . . 60
          11.15  Limitation on Additional Amounts, etc.. . . . . . . . . . . . 60
          11.16  Confidentiality . . . . . . . . . . . . . . . . . . . . . . . 60
          11.17  Registry. . . . . . . . . . . . . . . . . . . . . . . . . . . 61
          11.18  Newco Reorganization. . . . . . . . . . . . . . . . . . . . . 61

SECTION 12.   Guaranty . . . . . . . . . . . . . . . . . . . . . . . . . . . . 63

          12.01  The Guaranty. . . . . . . . . . . . . . . . . . . . . . . . . 63
          12.02  Bankruptcy. . . . . . . . . . . . . . . . . . . . . . . . . . 63
          12.03  Nature of Liability . . . . . . . . . . . . . . . . . . . . . 64
          12.04  Independent Obligation. . . . . . . . . . . . . . . . . . . . 64
          12.05  Authorization . . . . . . . . . . . . . . . . . . . . . . . . 64
          12.06  Reliance. . . . . . . . . . . . . . . . . . . . . . . . . . . 64
          12.07  Subordination . . . . . . . . . . . . . . . . . . . . . . . . 64
          12.08  Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
          12.09  Limitation on Enforcement . . . . . . . . . . . . . . . . . . 65


SCHEDULE I     Commitments
SCHEDULE II    Bank Addresses
SCHEDULE III   Subsidiaries
SCHEDULE IV    Existing Indebtedness

EXHIBIT A      Form of Notice of Borrowing
EXHIBIT B      Form of Revolving Note
EXHIBIT C      Form of Section 3.04(b)(ii) Certificate
EXHIBIT D-1    Form of Opinion of Douglas M. Steenland, Esq.,
                Senior Vice President, General Counsel
                and Secretary of the Credit Parties
EXHIBIT D-2    Form of Opinion of Crowe & Dunlevy, Special Aviation Counsel to
                the Credit Parties
EXHIBIT D-3    Form of Opinion of Dorsey & Whitney, Special
                Counsel to the Borrower
EXHIBIT D-4    Form of Opinion of White & Case, Special
                Counsel to the Agent
EXHIBIT E      Form of Consent Letter
EXHIBIT F      Form of Assignment and Assumption Agreement
EXHIBIT G-1    Form of Aircraft Mortgage and Security Agreement

                                       (iv)

EXHIBIT G-2    Form of Route Security Agreement

                                        (v)

          CREDIT AGREEMENT, dated as of May 12, 1998, among NORTHWEST AIRLINES CORPORATION, a Delaware corporation ("Holdings"), NWA INC., a Delaware corporation ("NWA"), NORTHWEST AIRLINES, INC., a Minnesota corporation (the "Borrower"), the lending institutions listed from time to time on Schedule I hereto (each a "Bank" and, collectively, the "Banks"), and THE CHASE MANHATTAN BANK, as agent (the "Agent"). Unless otherwise defined herein, all capitalized terms used herein and defined in Section 10 are used herein as so defined.

                               W I T N E S S E T H :

          WHEREAS, subject to and upon the terms and conditions herein set forth, the Banks are willing to make available the credit facility provided for herein;

          NOW, THEREFORE, IT IS AGREED:

          SECTION 1.  AMOUNT AND TERMS OF CREDIT.

          1.01 THE COMMITMENTS. Subject to and upon the terms and conditions set forth herein, each Bank severally agrees at any time and from time to time on and after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date, to make a revolving loan or revolving loans (each, a "Revolving Loan", and collectively, the "Revolving Loans") to the Borrower, which Revolving Loans (i) shall, at the option of the Borrower, be Base Rate Loans or Eurodollar Loans, PROVIDED that, (x) except as otherwise specifically provided in Section 1.10(b), all Revolving Loans comprising the same Borrowing shall at all times be of the same Type and (y) no Eurodollar Loans may be incurred prior to June 1, 1998, (ii) may be repaid and reborrowed in accordance with the provisions hereof, and (iii) shall not exceed for any Bank at any time outstanding that aggregate principal amount which equals the Revolving Loan Commitment of such Bank at such time.

          1.02 MINIMUM AMOUNT OF EACH BORROWING, ETC. The aggregate principal amount of each Borrowing shall not be less than $10,000,000 and, if greater, shall be in integral multiples of $5,000,000. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than 20 Borrowings of Eurodollar Loans.

          1.03 NOTICE OF BORROWING. (a) Whenever the Borrower desires to make a Borrowing hereunder, it shall give the Agent at its Notice Office at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each Base Rate Loan and at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Eurodollar Loan to be made hereunder, PROVIDED that any such notice shall be deemed to have been given on a certain day only if given before 11:00 A.M. (New York time) on such day. Each such written notice or written confirmation of telephonic notice (each, a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.10, shall be irrevocable and shall be given by the Borrower in the form of Exhibit A, appropriately completed to specify the aggregate principal amount of the Revolving Loans to be made pursuant to such Borrowing, the date of such Borrowing (which shall be a Business Day), and whether the Revolving Loans being made pursuant to such Borrowing are to be initially maintained as Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto. The Agent shall promptly give each Bank notice of such proposed Borrowing, of such Bank's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

          (b) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of any Borrowing of Revolving Loans, the Agent may act without liability upon the basis of telephonic notice of such Borrowing, believed by the Agent in good faith to be from an Authorized Officer of the Borrower prior to receipt of written confirmation.

          1.04 DISBURSEMENT OF FUNDS. No later than 12:00 Noon (New York time) on the date specified in each Notice of Borrowing, each Bank will make available its PRO RATA portion of each Borrowing requested to be made on such date. All such amounts shall be made available in Dollars and in immediately available funds at the Payment Office of the Agent, and the Agent will make available to the Borrower at the Payment Office the aggregate of the amounts so made available by the Banks. Unless the Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Agent such Bank's portion of any Borrowing to be made on such date, the Agent may assume that such Bank has made such amount available to the Agent on such date of Borrowing and the Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank, the Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover on demand from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower until the date such corresponding amount is recovered by the Agent, at a rate per annum equal to (i) if recovered from such Bank, the overnight Federal Funds Rate and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section
1.08. Nothing in this Section 1.04 shall be deemed to relieve any Bank from its obligation to make Revolving Loans hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any failure by such Bank to make Revolving Loans hereunder.

          1.05 NOTES. (a) The Borrower's obligation to pay the principal of, and interest on, the Revolving Loans made by each Bank shall be evidenced by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B with blanks appropriately completed in conformity herewith (each, a "Revolving Note" and, collectively, the "Revolving Notes").

          (b) The Revolving Note issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank and be dated the Effective Date, (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Bank and be payable in the principal amount of the Revolving Loans evidenced thereby, (iv) mature on the Revolving Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby and (vi) be subject to mandatory repayment as provided in Section 3.02.

          (c) Each Bank will note on its internal records the amount of each Revolving Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Revolving Notes endorse on the reverse side thereof the outstanding principal amount of Revolving Loans evidenced thereby. Failure to make any such notation shall not affect the Borrower's obligations in respect of such Revolving Loans.

          1.06 CONVERSIONS. The Borrower shall have the option to convert, on any Business Day, all or a portion equal to at least $10,000,000 (and, if greater, in integral multiples of $5,000,000) of the outstanding principal amount of Revolving Loans made pursuant to one or more Borrowings of one or more Types of Revolving Loans into a Borrowing of another Type of Revolving Loan, PROVIDED that (i) except as otherwise provided in Section 1.10(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Revolving Loans being converted and no partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than $10,000,000, (ii) Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion, (iii) no conversion pursuant to this Section 1.06 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under Section 1.02 and (iv) prior to June 1, 1998, no Revolving Loan may be converted into Eurodollar Loans. Each such conversion shall be effected by the Borrower by giving the Agent at its Notice Office prior to 11:00 A.M. (New York time) at least three Business Days' prior notice (each, a "Notice of Conversion") specifying the Revolving Loans to be so converted, the Borrowing or Borrowings pursuant to which such Revolving Loans were made and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Revolving Loans.

          1.07 PRO RATA BORROWINGS. All Borrowings of Revolving Loans under this Agreement shall be incurred from the Banks PRO RATA on the basis of their Revolving Loan Commitments. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Revolving Loans hereunder and that each Bank shall be obligated to make the Revolving Loans provided to be made by it hereunder, regardless of the failure of any other Bank to make its Revolving Loans hereunder.

          1.08 INTEREST. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date the proceeds thereof are made available to the Borrower until the earlier of
(i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.06, at a rate per annum which shall be equal to the sum of 1% plus the Base Rate in effect from time to time.

          (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date the proceeds thereof are made available to the Borrower until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Eurodollar Loan and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of 2% plus the Eurodollar Rate for such Interest Period.

          (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Revolving Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to the greater of (x) except as provided in Section 1.08(d)(y), 2% per annum in excess of the rate otherwise applicable to Base Rate Loans from time to time and (y) in the case of Eurodollar Loans, until the end of the applicable Interest Period for such Eurodollar Loans, at a rate which is 2% in excess of the rate then borne by such Eurodollar Loans, in each case with such interest to be payable on demand.

          (d) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Revolving Loan, on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

          (e) Upon each Interest Determination Date, the Agent shall determine the Eurodollar Rate for each Interest Period applicable to Eurodollar Loans and shall promptly notify the Borrower and the Banks thereof.

          1.09 INTEREST PERIODS. (a) At the time it gives any Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect, by giving the Agent notice thereof, the interest period or interest periods (each, an "Interest Period") applicable to such Eurodollar Loan (or any portion thereof), which Interest Period shall, at the option of the Borrower, be a one, two, three or six-month period, PROVIDED that:

          (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period (it being understood that one Borrowing may be converted into more than one Borrowing as a result of the selection of Interest Periods so long as in any event, after giving effect to such conversions, all Banks are participating PRO RATA in such Borrowing and
     Section 1.02 is complied with);

          (ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Eurodollar Loan (including the date of any conversion thereto from a Revolving Loan of a different Type) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

          (iii) if any Interest Period relating to a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

          (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; PROVIDED, HOWEVER, that if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (v) no Interest Period may be selected at any time when a Default or Event of Default is then in existence;

          (vi) no Interest Period in respect of any Borrowing shall be selected which extends beyond the Revolving Loan Maturity Date; and

          (vii) no Interest Period may be selected which would commence prior to June 1, 1998.

If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period or Interest Periods to be applicable to such Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

          1.10 INCREASED COSTS, ILLEGALITY, ETC. (a) In the event that any Bank shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Agent):

          (i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

          (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of (x) any change since the date of this Agreement in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request (such as, for example, but not limited to a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D of the Board of Governors of the Federal Reserve System to the extent included in the computation of the Eurodollar Rate) and/or (y) other circumstances
     (other than an adverse change in the credit quality of such Bank) since the date of this Agreement affecting the interbank Eurodollar market; or

          (iii) at any time, that the making or continuance of any Eurodollar Loan has become (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Bank in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Bank (or the Agent, in the case of clause
(i) above) shall promptly give notice (by telephone confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Agent of such determination (which notice the Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans, which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall, subject to the provisions of Section 11.15 (to the extent applicable) pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank shall reasonably determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Bank in good faith shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law. Each of the Agent and each Bank agrees that if it gives notice to the Borrower of any of the events described in clause (i) or (iii) above, it shall promptly notify the Borrower and, in the case of any such Bank, the Agent, if such event ceases to exist. If any such event described in clause
(iii) above ceases to exist as to a Bank, the obligations of such Bank to make Eurodollar Loans and to convert Base Rate Loans into Eurodollar Loans on the terms and conditions contained herein shall be reinstated.

          (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected by the circumstances described in
Section 1.10(a)(iii) shall) either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, cancel the respective Borrowing by giving the Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Bank pursuant to
Section 1.10(a)(ii) or (iii) or (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' written notice to the Agent, require the affected Bank to convert such Eurodollar Loan into a Base Rate Loan, PROVIDED that, if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.10(b).

          (c) If at any time any Bank determines that the introduction after the date of this Agreement of, or any change after the date of this Agreement in, any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change after the date of this Agreement in interpretation or administration thereof by any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank based on the existence of such Bank's Revolving Loan Commitment hereunder or its obligations hereunder, then the Borrower shall, subject to the provisions of Section 11.15 (to the extent applicable), pay to such Bank, upon its written demand therefor, such additional amounts as shall be required to compensate such Bank or such other corporation for the increased cost to such Bank or such other corporation or the reduction in the rate of return to such Bank or such other corporation as a result of such increase of capital. In determining such additional amounts, each Bank will act reasonably and in good faith and will use averaging and attribution methods which are reasonable. Each Bank will provide written notice thereof to the Borrower, which notice shall show the basis for calculation of such additional amounts, although the failure to give any such notice shall, subject to Section 11.15, not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this
Section 1.10(c) upon receipt of such notice.

          1.11  COMPENSATION.  The Borrower shall, subject to the provisions of
Section 11.15 (to the extent applicable), compensate each Bank, upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans but excluding any loss of anticipated profits) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a) or (b)); (ii) if any repayment (including, without limitation, any repayment made pursuant to Section 3.01 or 3.02 or as a result of an acceleration of the Revolving Loans pursuant to Section 8) or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Revolving Loans when required by the terms of this Agreement or any Revolving Note held by such Bank or (y) any election made pursuant to Section 1.10(b). No Bank shall be deemed to have any loss, expense or liability incurred by the reason of the liquidation or reemployment of deposits as a result of the Borrower repaying Eurodollar Loans prior to the end of an Interest Period unless the Eurodollar Rate which would be applicable to the Eurodollar Loan being repaid if such Eurodollar Rate were being determined on the date of repayment (assuming for purposes of this determination that the Interest Period or the maturity utilized in making such determination is the Interest Period or the maturity originally applicable to such Eurodollar Loan) is less than the Eurodollar
Rate actually applicable to the Eurodollar Loan being repaid.

          1.12 CHANGE OF LENDING OFFICE. Each Bank agrees that after becoming aware of the occurrence of any event giving rise to the operation of
Section 1.10(a)(ii) or (iii), Section 1.10(c), or Section 3.04 with respect to such Bank, it will use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Revolving Loans affected by such event, PROVIDED that such designation is made on such terms that such Bank and its lending office suffer no material economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the rights of any Bank provided in Sections 1.10 and 3.04, PROVIDED that this sentence shall not limit the Borrower's rights and remedies in connection with a breach of the immediately preceding sentence.

          1.13 REPLACEMENT OF BANKS. If (x) any Bank defaults in its obligations to make Revolving Loans, (y) any Bank refuses to give timely consent to proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as provided in Section 11.12(b) or (z) any Bank is owed increased costs under Section 1.10 (by virtue of the application of Section 1.11 or otherwise) or Section 3.04 which in the judgment of the Borrower are material in amount and which are not otherwise requested by Banks constituting at least the Super-Majority Banks, the Borrower shall have the right, if no Event of Default then exists and, in the case of a Bank described in clause (z) above, such Bank has not withdrawn its request for such compensation or changed its applicable lending office with the effect of eliminating or substantially decreasing (to a level which in the judgment of the Borrower is not material) such increased cost, to replace such Bank (the "Replaced Bank") with one or more other Eligible Transferee or Transferees (collectively, the "Replacement Bank") with the consent of the Agent, which consent shall not be unreasonably withheld or delayed, PROVIDED that (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Bank shall enter into one or more Assignment and Assumption Agreements pursuant to which the Replacement Bank shall acquire all of the Revolving Loan Commitment and outstanding Revolving Loans of the Replaced Bank and, in connection therewith, shall pay to the Replaced Bank in respect thereof an amount equal to the sum of (a) an amount equal to the principal of, and all accrued interest on, all outstanding Revolving Loans of the Replaced Bank and (b) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank pursuant to
Section 2.01 hereof and (ii) all obligations of the Borrower owing to the Replaced Bank (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Bank concurrently with such replacement. Upon the execution of the respective assignment documentation, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Revolving Note executed by the Borrower, the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indem-nifications under this Agreement pursuant to Section 1.10, 1.11, 3.04, 11.01 and 11.06, which shall survive as to such Replaced Bank.

          SECTION 2.  FEES; REDUCTIONS OF COMMITMENT.

          2.01 FEES. (a) The Borrower agrees to pay the Agent for distribution to each Bank a commitment fee (the "Commitment Fee") for the period from the Effective Date to and including the Revolving Loan Maturity Date (or such earlier date as the Total Revolving Loan Commitment shall have been terminated), computed at a per annum rate equal to .3750% multiplied by the daily Unutilized Revolving Loan Commitment of such Bank. Accrued Commitment Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Revolving Loan Maturity Date or such earlier date upon which the Total Revolving Loan Commitment is terminated.

          (b) The Borrower shall pay to the Agent, for its own account, such other fees as have been agreed to in writing by the Borrower and the Agent.

          2.02 VOLUNTARY TERMINATION OF COMMITMENTS. (a) Upon at least three Business Days' prior written notice (or telephonic notice confirmed in writing) to the Agent at its Notice Office (which notice the Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, at any time or from time to time, without premium or penalty, to terminate the Total Unutilized Revolving Loan Commitment, in whole or in part, PROVIDED that any such partial reduction shall be in an amount of $5,000,000 or integral multiples of $1,000,000 in excess thereof, PROVIDED further that each such reduction pursuant to this clause (a) shall apply proportionately to permanently reduce the Revolving Loan Commitment of each Bank.

          (b) In the event of certain refusals by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as provided in
Section 11.12(b), the Borrower shall have the right, upon five Business Days' prior written notice to the Agent at its Notice Office (which notice the Agent shall promptly transmit to each of the Banks), to terminate the entire Revolving Loan Commitment of such Bank, so long as all Revolving Loans, together with accrued and unpaid interest, Fees and all other amounts, owing to such Bank are repaid concurrently with the effectiveness of such termination pursuant to Section 3.01(b) (at which time Schedule I shall be deemed modified to reflect such changed amounts)), and at such time, such Bank shall no longer constitute a "Bank" for purposes of this Agreement, except with respect to indemnifications under this Agreement pursuant to Sections 1.10, 1.11, 3.04, 11.01 and 11.06, which shall survive as to such repaid Bank.

          2.03 MANDATORY REDUCTION OF COMMITMENTS. (a) The Total Revolving Loan Commitment and the Revolving Loan Commitment of each Bank shall terminate in their entirety on the Revolving Loan Maturity Date.

          (b) In addition to any other mandatory commitment reductions pursuant to this Section 2.03, the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Bank) shall be reduced at the time any payment is required to be made on the principal amount of Revolving Loans (or would be required to be made if Revolving Loans were then outstanding) pursuant to Section 3.02(b), (c), (d) or (e), by an amount equal to the maximum amount of Revolving Loans that would be required to be repaid pursuant to Section 3.02(b), (c) or (d) assuming that Revolving Loans were outstanding in an aggregate principal amount equal to the Total Revolving Loan Commitment.

          (c) Each reduction to the Total Revolving Loan Commitment pursuant to this Section 2.03 shall be applied proportionately to reduce the Revolving Loan Commitment of each Bank.

          SECTION 3.  PREPAYMENTS; PAYMENTS; TAXES.

          3.01 VOLUNTARY PREPAYMENTS. (a) The Borrower shall have the right to prepay the Revolving Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) the Borrower shall give the Agent prior to 12:00 Noon (New York time) at its Notice Office at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay such Revolving Loans, the amount of such prepayment and the Types of Revolving Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, which notice the Agent shall promptly transmit to each of the Banks; (ii) each prepayment (except any prepayment in full of a Borrowing) shall be in a minimum amount of $1,000,000 and, if greater, shall be in integral multiples thereof, PROVIDED that if any partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than $10,000,000 then such Borrowing may not be continued as a Borrowing of Eurodollar Loans and any election of an Interest Period with respect thereto given by the Borrower shall have no force or effect; (iii) at the time of any prepayment of Eurodollar Loans pursuant to this Section 3.01 on any day other than the last day of an Interest Period applicable thereto, the Borrower shall pay the amounts then required pursuant to Section 1.11 and (iv) except as provided in clause (b) of this Section 3.01, each prepayment in respect of any Revolving Loans made pursuant to a Borrowing shall be applied PRO RATA among the Banks which made such Revolving Loans.

          (b) In the event of certain refusals by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as provided in
Section 11.12(b), the Borrower shall have the right, upon five Business Days' prior written notice to the Agent at its Notice Office (which notice the Agent shall promptly transmit to each of the Banks) to repay all Revolving Loans, together with accrued and unpaid interest, Fees and all other amounts, owing to such Bank in accordance with said Section 11.12(b) so long as (A) the Revolving Loan Commitment of such Bank is terminated concurrently with such repayment pursuant to Section 2.02(b) (at which time Schedule I shall be deemed modified to reflect the changed Revolving Loan Commitment) and (B) the consents required by Section 11.12(b) in connection with the repayment pursuant to this clause (b) shall have been obtained.

          3.02 MANDATORY REPAYMENTS. (a) On any day on which the aggregate outstanding principal amount of the Revolving Loans exceeds the Total Revolving Loan Commitment as then in effect, the Borrower shall prepay on such date the principal of Revolving Loans of the Banks in an amount equal to such excess.

          (b)  In addition to any other mandatory repayments pursuant to this
Section 3.02, on each date after the Effective Date upon which Holdings or any of its Subsidiaries receives any proceeds from any incurrence by Holdings or any of its Subsidiaries of Indebtedness required to be applied pursuant to this Section in accordance with Section 7.06(d) or 7.06(e), an amount equal to the amount required by Section 7.06(d) or 7.06(e), as the case may be, shall be applied as a mandatory repayment of principal of outstanding Revolving Loans in accordance with the requirements of Sections 3.02(f).

          (c)  In addition to any other mandatory repayments pursuant to this
Section 3.02, on each date after the Effective Date upon which Holdings or any of its Subsidiaries receives proceeds from any sale of assets required to be applied pursuant to this Section in accordance with Section 7.03, an amount equal to the amount required by Section 7.03 shall be applied as a mandatory repayment of principal of outstanding Revolving Loans in accordance with the requirements of Section 3.02(f).

          (d)  In addition to any other mandatory repayments pursuant to this
Section 3.02, upon the occurrence of an Event of Loss with respect to Aircraft Collateral which the Borrower does not replace in accordance with the provisions of Section 3.5(a) of the Aircraft Mortgage Agreement, an amount equal to 70% of the value (as specified in the Appraisals) of such Aircraft Collateral which is the subject of the Event of Loss shall be applied as a mandatory repayment of principal of outstanding Revolving Loans in accordance with the requirements of Section 3.02(f) on the date which is the earlier of (x) the date on which the Borrower determines not to replace such Collateral and (y) thirty (30) days from the date of occurrence of such Event of Loss; PROVIDED that no mandatory repayment shall be required to the extent that the aggregate value (as specified in the Appraisals) of Aircraft which are or have been the subject of Events of Loss since the Effective Date does not exceed $20 million and so long as the number of Aircraft which are or have been since the Effective Date the subject of Events of Loss does not exceed three (3).

          (e)  In addition to any other mandatory repayments pursuant to this
Section 3.02, upon the occurrence of an Event of Loss with respect to Route Collateral which results in failure to be in compliance with the Coverage Tests on the 30th day following the date of occurrence of such Event of Loss, as such failure is determined based on Appraisals obtained by the Borrower following such Event of Loss, an amount equal to the amount necessary for the Coverage Tests to be complied with (based on the Collateral after giving effect to such Event of Loss and the Appraisals obtained after such Event of
Loss) shall be applied as a mandatory repayment of principal of outstanding Revolving Loans in accordance with the requirements of Section 3.02(f).

          (f) With respect to each repayment of Revolving Loans required by this Section 3.02, the Borrower may designate the Types of Revolving Loans which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made,

PROVIDED that: (i) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than $10,000,000, such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans; and (ii) each repayment of any Revolving Loans made pursuant to a Borrowing shall be applied PRO RATA among the Banks. In the absence of a designation by the Borrower as described in the preceding sentence, the Agent shall, subject to the above, make such designation in its sole discretion.

          3.03 METHOD AND PLACE OF PAYMENT. Except as otherwise specifically provided herein, all payments under this Agreement or any Revolving Note shall be made to the Agent for the account of the Bank or Banks entitled thereto not later than 1:00 P.M. (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Agent. Whenever any payment to be made hereunder or under any Revolving Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

          3.04 NET PAYMENTS. (a) All payments made by the Guarantors or the Borrower hereunder or under any Revolving Note will be made without set-off, counterclaim or other defense. Except as provided in Section 3.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, (i) any tax imposed on or measured by the net income or profits of a Bank, or any franchise tax based on the net income or profits of a Bank, in either case pursuant to the laws of the United States of America or any political subdivision or taxing authority thereof or therein or the jurisdiction in which it is organized or in which the principal office or applicable lending office of such Bank is located or any subdivision thereof or therein, and
(ii) in the case of any Bank organized under the laws of any jurisdiction other than the United States of America or any State thereof (including the District of Columbia), any taxes imposed by the United States of America by means of withholding at the source unless such withholding results from a change in applicable law or treaty subsequent to the date such Bank becomes a Bank with respect to the Revolving Loan or portion thereof affected by such change) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imports, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Revolving Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Revolving Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence of this Section 3.04(a), then the Borrower agrees to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income or profits of such Bank, or any franchise tax based on the net income or profits of such Bank, in either case pursuant to the laws of the jurisdiction in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office or applicable lending office of such Bank is located and for any withholding of income or similar taxes imposed by the United States of America as such Bank shall determine are payable by, or withheld from, such Bank in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. Such written request shall set forth the amount of net income or profits or franchise taxes payable by, or withheld from, such Bank pursuant to the immediately preceding sentence and shall be certified by an appropriate officer of such Bank. The Borrower will pay any such Taxes required to be paid pursuant to this Section 3.04(a) within the time allowed for such payment under applicable law and will furnish to the Agent within 45 days after the date the payment of any Taxes is made to the relevant taxation or other authority pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

          (b) Each Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrower and the Agent on or prior to the Effective Date or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Sections 1.13 or 11.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or Form 1001 (or successor forms) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Revolving Note, or (ii) if the Bank is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit C (any such certificate, a "Section 3.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Revolving Note. In addition, each Bank agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a Section 3.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Bank to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Revolving Note, or it shall immediately notify the Borrower and the Agent of its inability to deliver any such form or certificate. Notwithstanding anything to the contrary contained in Section 3.04(a), but subject to Section 11.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Bank has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 3.04(a) hereof to gross-up payments to be made to a Bank in respect of income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) if (I) such Bank has not provided to the Borrower the Internal Revenue Service Forms and, if applicable, certificate required to be provided to the Borrower pursuant to this Section 3.04(b) or
(II) in the case of a payment, other than interest, to a Bank described in clause (ii) above, to the extent that such forms and, if applicable, certificate do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 3.04 and except as set forth in Section 11.04(b), the Borrower agrees to pay additional amounts and to indemnify each Bank in the manner set forth in Section 3.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the official interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

          (c) The provisions of this Section 3.04 are subject to the provisions of Section 11.15 (to the extent applicable).

          SECTION 4A. CONDITIONS PRECEDENT TO EFFECTIVE DATE. The occurrence of the Effective Date is subject to the satisfaction of the following conditions:

          4A.01 NOTES. On or prior to the Effective Date there shall have been delivered to the Agent for the account of each of the Banks the appropriate Revolving Note executed by the Borrower and in the amount and maturity and as otherwise provided herein.

          4A.02 OFFICERS' CERTIFICATE (a) On the Effective Date, the Agent shall have received a certificate dated the Effective Date and signed by an Authorized Officer of the Borrower stating that all of the applicable conditions set forth in Sections 4A.06, 4A.07, 4A.11 and 4B.02 have been satisfied as of such date.

          (b) On the Effective Date, the Agent shall have received a certificate dated the Effective Date and signed by an Authorized Officer of Holdings (i) stating that Holdings is in compliance with Sections 7.08 and
7.09 as of the last day of the fiscal quarter ended March 31, 1998 and (ii) setting forth the calculations required to establish such compliance.

          4A.03 OPINIONS OF COUNSEL. On the Effective Date, the Agent shall have received opinions, in form and substance satisfactory to the Agent, addressed to the Agent and the Banks and dated the Effective Date, from (i) Douglas M. Steenland, Esq., Senior Vice President, General Counsel and Secretary of the Credit Parties, which opinion shall cover the matters contained in Exhibit D-1 hereto, (ii) Crowe & Dunlevy, special aviation counsel for the Agent, which opinion shall cover the matters contained in Exhibit D-2 hereto, (iii) Dorsey & Whitney, special counsel for the Borrower, which opinion shall cover the matters contained in

Exhibit D-3 hereto and (iv) White & Case, special counsel to the Agent, which opinion shall cover the matters contained in Exhibit D-4 hereto.

          4A.04 CORPORATE DOCUMENTS; PROCEEDINGS; ETC. (a) On the Effective Date, the Agent shall have received from each Credit Party a certificate, dated the Effective Date, signed by an Authorized Officer, and attested to by the Secretary or any Assistant Secretary, of such Credit Party, (x) certifying that the certificate of incorporation and by-laws of such Credit Party attached thereto are true and correct copies thereof and
(y) to the effect that such Credit Party is in good standing in its respective state of incorporation.

          (b) On the Effective Date, all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be satisfactory in form and substance to the Agent, and the Agent shall have received all information and copies of all certificates, documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which the Agent may have requested in connection therewith, such documents and papers, where appropriate, to be certified by proper corporate or governmental authorities.

          4A.05 CONSENT LETTER. The Agent shall have received a letter from CT Corporation System, presently located at 1633 Broadway, New York, New York 10019, substantially in the form of Exhibit E, indicating its consent to its appointment by each Credit Party as its agent to receive service of process as specified in Section 11.08.

          4A.06 ADVERSE CHANGE, ETC. On the Effective Date, nothing shall have occurred which has had a material adverse effect on (i) the rights or remedies of the Agent or the Banks, (ii) the ability of the Credit Parties to perform their respective obligations to the Agent and the Banks or (iii) the results of operations or financial condition of Holdings and its Subsidiaries taken as a whole or the Borrower and its Subsidiaries taken as a whole, provided, however, that neither a strike or other labor action with respect to the Borrower nor the effects thereof shall be deemed to have such a material adverse effect.

          4A.07 LITIGATION. On the Effective Date, no actions, suits or proceedings by any entity (private or governmental) shall be pending or threatened (a) with respect to the Transaction or this Agreement or any documentation executed in connection therewith, or (b) which has had a materially adverse effect on (i) the Transaction, (ii) the results of operations or financial condition of Holdings and its Subsidiaries taken as a whole or of the Borrower and its Subsidiaries taken as whole or (iii) the rights or remedies of the Banks hereunder or under any other Credit Document or on the ability of any Credit Party to perform its respective obligations to the Banks hereunder or under any other Credit Document.

          4A.08 FINANCIAL OUTLOOK. The Banks shall have received the Financial Outlook which shall be in form and substance reasonably satisfactory to the Agent and the Required Banks.

          4A.09 EXISTING CREDIT AGREEMENT. On the Effective Date, the Existing Credit Agreement shall have been amended in form, scope and substance satisfactory to the Agent and the Required Banks.

          4A.10 FEES, ETC. The Borrower shall have paid to the Agent and the Banks all costs, fees and expenses (including, without limitation, legal fees and expenses) payable to the Agent and the Banks to the extent then due.

          4A.11 APPRAISAL OF COLLATERAL. (a) The Agent shall have received Appraisals with respect to the Collateral setting forth the Appraised Value of such Collateral as of the Effective Date, which Appraisals shall be in form and substance satisfactory to the Agent.

          (b)(i) The Appraised Value of the Collateral (using fair market values with respect to the Route Collateral) shall be equal to or greater than 1.75 times the Total Revolving Loan Commitment and (ii) the Appraised Value of the Collateral (using "orderly liquidation" values with respect to the Route Collateral) shall be equal to or greater than 1.5 times the Total Revolving Loan Commitment (such calculations in clauses (i) and (ii), the "Coverage Tests").

          4A.12 SECURITY DOCUMENTS. On the Effective Date, the Borrower shall have duly authorized, executed and delivered (i) an Aircraft Mortgage and Security Agreement in the form of Exhibit G-1 hereto (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Aircraft Mortgage Agreement") and (ii) a Route Security Agreement in the form of Exhibit G-2 hereto (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Route Security Agreement" and, together with the Aircraft Mortgage Agreement, the "Security Documents"), in each case covering all of the Aircraft Collateral or the Route Collateral, as the case may be, together with:

          (i) executed copies of proper financing statements to be filed under the UCC in all jurisdictions required to perfect the security interests purported to be created by the respective Security Documents;

          (ii) evidence of the completion of all other recordings and filings with respect to the Security Documents in order to perfect the security interest created by the Security Documents, including without limitation, all filings with the FAA;

          (iii) evidence that all third party approvals, consents, or notices, or all other actions required or deemed reasonably necessary by the Agent, to perfect and protect the security interests created by the Security Documents have been obtained or taken, as the case may be;

          (iv) an independent insurance report (including confirmation of coverage), in form and substance reasonably satisfactory to the Agent, indicating compliance by the Borrower with the terms of the Security Documents relating to insurance with respect to the Collateral; and

          (v) certified copies of a Request for Information or Copies (form UCC-11) or equivalent reports, listing any financing statements relating to the Collateral.

          SECTION 4B. CONDITIONS PRECEDENT TO ALL CREDIT EVENTS. The obligation of each Bank to make Revolving Loans (including Revolving Loans made on the Initial Borrowing Date) is subject, at the time of each such Credit Event, to the satisfaction of the following conditions:

          4B.01 NOTICE OF BORROWING. The Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03(a).

          4B.02 NO DEFAULT; REPRESENTATIONS AND WARRANTIES. At the time of each such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in any other Credit Document shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

          4B.03 FULL UTILIZATION OF EXISTING FACILITIES. At the time of such Credit Event, the Borrower shall have utilized all of the commitments under each of the Existing Credit Agreement and the Bridge Debt Agreement.

          4B.04 SECURITY MATTERS. On the Initial Borrowing Date, the Agent shall have received a legal opinion, in form and substance satisfactory to the Agent, addressed to the Agent and the Banks and dated the Initial Borrowing Date, from Crowe & Dunlevy regarding priority of the Secured Creditors' security interests in the Aircraft Collateral.

          4B.05 EFFECTIVE DATE. On or prior to the Initial Borrowing Date, the Effective Date shall have occurred.

          The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by each Credit Party to the Agent and each of the Banks that all of the conditions specified in Section 4A and in this Section 4B which are applicable to such Credit Event exist as of that time. All of the Revolving Notes, certificates, legal opinions and other documents and papers referred to in Section 4A and in this Section 4B, unless otherwise specified, shall be delivered to the Agent at the Agent's Notice Office for the account of each of the Banks and, except for the Revolving Notes, in sufficient counterparts for each of the Banks and shall be reasonably satisfactory in form and substance to the Banks.

          SECTION 5. REPRESENTATIONS, WARRANTIES AND AGREEMENTS. In order to induce the Banks to enter into this Agreement and to make the Revolving Loans, each Credit Party makes the following representations and warranties to and agreements with the Banks (in each case solely to the extent applicable to such Credit Party or its Subsidiaries), all of which shall survive the execution and delivery of this Agreement and the Revolving Notes and the making of the Revolving Loans, with the occurrence of each Credit Event on or after the Effective Date being deemed to constitute a representation and warranty that the matters specified in this Section 5 are true and correct in all material respects on the date of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

          5.01 CORPORATE STATUS. Each Credit Party and each of its Subsidiaries (i) is a duly organized and validly existing corporation or other entity in good standing under the laws of the jurisdiction of its organization, (ii) has the power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where it is required to be so qualified and where the failure to be so qualified would have a material adverse effect on the results of operations or financial condition of Holdings and its Subsidiaries taken as a whole or the Borrower and its Subsidiaries taken as a whole.

          5.02 CORPORATE POWER AND AUTHORITY. Each Credit Party has the power and authority to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is party and has taken all necessary action to authorize the execution, delivery and performance by it of each of such Credit Documents. Each Credit Party has duly executed and delivered each of the Credit Documents to which it is party, and each of such Credit Documents constitutes such Credit Party's legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

          5.03 NO VIOLATION. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene in any material respect any provision of any material applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict in any material respect with or result in any material breach of any of the terms, covenants, conditions or provisions of, or constitute a material default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the properties or assets of such Credit Party pursuant to the terms of any material indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which such Credit Party is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the certificate of incorporation or by-laws of such Credit Party.

          5.04 GOVERNMENTAL APPROVALS. No material order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Credit

Document (other than any such order, consent, approval, license, authorization, validation, filing, recording, registration or exemption required to be made or obtained after the Effective Date in the ordinary course of business which the Borrower agrees to promptly obtain as and when required under applicable law) or (ii) the legality, validity, binding effect or enforceability of any Credit Document.

          5.05 FINANCIAL STATEMENTS; FINANCIAL OUTLOOK. (a) The audited consolidated balance sheets of each of Holdings and its Subsidiaries and the Borrower and its Subsidiaries at December 31, 1997 and the related consolidated statements of operations, of common stockholders' equity (deficit) (in the case of Holdings and its Subsidiaries) and of cash flows of such parties for the fiscal year ended as of said date, which financial statements have been examined by Ernst & Young, who delivered an unqualified opinion in respect therewith have heretofore been furnished to each Bank and present fairly in all material respects the financial position of such entities at the dates of said statements and the results of operations for the periods covered thereby in accordance with GAAP consistently applied, except to the extent provided in the notes to said financial statements. Since December 31, 1997, there has been no material adverse change in the financial condition or results of operations of the Borrower or either Guarantor, provided that no strike or other labor action with respect to the Borrower nor the effects thereof shall be deemed to be a material adverse change in the financial condition or results of operations of the Borrower or either Guarantor.

          (b) On and as of the Effective Date, the Financial Outlook 1997-2002, dated as of December 4, 1997 (the "Financial Outlook"), previously delivered to the Agent and the Banks, had been prepared on a basis consistent with the financial statements referred to in Section 5.05(a) (other than as set forth or presented in such Financial Outlook), and there are no statements or conclusions in the Financial Outlook which are based upon or include information known to any Credit Party to be misleading in any material respect or which fail to take into account material information regarding the matters reported therein. The Financial Outlook is based on good faith estimates and assumptions believed by the Credit Parties to be reasonable at the time made, which the Credit Parties continue to believe are reasonable as of the Effective Date, it being recognized by the Banks that the Financial Outlook as to future events is not to be viewed as facts and that actual results during the period or periods covered by the Financial Outlook may differ from the results set forth in the Financial Outlook.

          5.06 LITIGATION. There are no actions, suits or proceedings pending or threatened with respect to any Credit Party or any of its Subsidiaries (i) that have had a material adverse effect on the financial condition or results of operations of the Borrower or either Guarantor or
(ii) that affect the legality, validity, binding effect or enforceability of any Credit Document.

          5.07 TRUE AND COMPLETE DISCLOSURE. All factual information (taken as a whole) furnished by or on behalf of any Credit Party in writing to the Agent or any Bank for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any such Persons in writing to the Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information

(taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

          5.08 USE OF PROCEEDS; MARGIN REGULATIONS. (a) All proceeds of the Revolving Loans shall be used by the Borrower (i) to effect the Transaction, (ii) to pay fees and expenses arising in connection with the Transaction and (iii) for the working capital purposes of the Borrower and its Subsidiaries.

          (b) Not more than 25% of the value of the assets of the Borrower, or of Holdings and its Subsidiaries on a consolidated basis, shall constitute Margin Stock. Neither the making of any Revolving Loan nor the use of the proceeds of any thereof will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

          5.09 COMPLIANCE WITH ERISA. Each Pension Plan has been operated and administered in compliance with all applicable requirements of ERISA and, if intended to qualify under Section 401(a) or 403(a) of the Code, in compliance with all applicable requirements of such provision except where the failure to so comply would not result in, taking all instances in the aggregate, liability in excess of $2,000,000. Full payment has been made by each Credit Party or any of its ERISA Affiliates of all amounts which such Persons are required under the terms of each Pension Plan and Multiemployer Plan to have paid as contributions to such Pension Plan and Multiemployer Plan except where the failure to so comply, taking all instances in the aggregate, would not result in liability in excess of $2,000,000. None of the Pension Plans had an accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent plan year of such Pension Plan. No Termination Event has occurred or, to the best knowledge of any Credit Party, is expected by such Credit Party to occur with respect to any Pension Plan or Multiemployer Plan such that any Credit Party or any of its ERISA Affiliates would incur, taking all instances in the aggregate, liabilities in excess of $10,000,000 (such liabilities to include, without limitation, any liability to the PBGC or to any other party under Sections 4062, 4063 and 4064 of ERISA or to any Multiemployer Plan determined under Section 4201 ET SEQ. of ERISA) resulting from or associated with all such Termination Events. No Credit Party nor any of its ERISA Affiliates has engaged in any transaction in connection with which any such entity has been or could be subjected to either a tax imposed by Section 4975 of the Code or the corresponding civil penalty assessed pursuant to Sections 502(i) and 502(l) of ERISA, which penalties and taxes for all such transactions are in an aggregate amount in excess of $2,500,000. Using actuarial assumptions and computation methods consistent with
Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of Holdings and its Subsidiaries, the Borrower and its Subsidiaries and their ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan ended prior to the date of the most recent Credit Event, would not have a material adverse effect upon the results of operation or financial condition of any Credit Party. No Credit Party nor any of its Subsidiaries maintains or contributes to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section

3(2) of ERISA) the obligations with respect to which would have a material adverse effect on the ability of any Credit Party to perform its respective obligations under this Agreement.

          5.10 SUBSIDIARIES. Schedule III correctly sets forth, as of the Effective Date, the percentage ownership (direct and indirect) of Holdings, NWA and the Borrower in each of their respective Subsidiaries.

          5.11 INVESTMENT COMPANY ACT. None of the Credit Parties or any of their respective Subsidiaries is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          5.12 COMPLIANCE WITH STATUTES, ETC. Each Credit Party and each of its Subsidiaries is in material compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its businesses and the ownership of its properties (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls) except such noncompliances as would not, in the aggregate, have a material adverse effect on the financial condition or results of operations of Holdings and its Subsidiaries taken as a whole or of the Borrower and its Subsidiaries taken as a whole.

          5.13  AIR CARRIER.  The Borrower is a Certificated Air Carrier.

          5.14 SECURITY INTERESTS. (a) The security interests created in favor of the Collateral Agent under the Security Documents will at all times from and after the Initial Borrowing Date constitute, as security for the obligations purported to be secured thereby, a legal, valid, enforceable and perfected security interest in and Lien on all of the Collateral referred to therein in favor of the Collateral Agent for the benefit of the Secured Creditors, subject to no other Liens except Permitted Liens.

          (b) The Borrower has legal and marketable title to all Collateral covered by such Security Documents free and clear of all Liens (except Permitted Liens). The Aircraft Collateral has been duly certified by the FAA as to type and airworthiness and the Collateral has been insured by the Borrower in accordance with the terms of the Security Documents. The Collateral shall include a sufficient number of appropriate Engines to operate each Airframe included in the Collateral as an Aircraft.

          (c) No consents, filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests purported to be created by any of the Security Documents, other than such as have been obtained and which remain in full force and effect and other than periodic UCC continuation filings.

          5.15 YEAR 2000 REPROGRAMMING. A project to complete on a timely basis all the reprogramming required to permit the proper functioning, in and following the year 2000, of (i) Holdings' or any of its Subsidiaries' computer systems and (ii) equipment containing embedded microchips (excluding systems and equipment of third-parties with which Holdings' or any of its

Subsidiaries' systems interface) and the testing of all such systems and equipment, as so reprogrammed, has been implemented by Holdings and its Subsidiaries. Neither Holdings nor any of its Subsidiaries believes that the consequences of the year 2000 will pose significant operational problems for its computer systems.

          SECTION 6. AFFIRMATIVE COVENANTS. Each Credit Party hereby covenants and agrees (in each case solely to the extent that any covenant or agreement set forth in this Section 6 is expressly stated to be applicable to such Credit Party and its Subsidiaries) that on and after the Effective Date and until the Total Revolving Loan Commitment and the Revolving Loans and the Revolving Notes together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

          6.01  INFORMATION COVENANTS.  Holdings will furnish to each Bank:

          (a) ANNUAL FINANCIAL STATEMENTS. As soon as available and in any event within 120 days after the close of each fiscal year of Holdings, (i) a copy of the SEC Form 10-K filed by Holdings with the SEC for such fiscal year, or, if no such Form 10-K was so filed by Holdings for such fiscal year, the consolidated balance sheet of Holdings and its Subsidiaries and whether or not such Form 10-K was filed, of the Borrower and its Subsidiaries, as at the end of such fiscal year and the related consolidated statements of operations, of common stockholders' equity (deficit) (in the case of Holdings and its Subsidiaries) and of cash flows for such fiscal year, setting forth comparative consolidated figures as of the end of and for the preceding fiscal year, and examined by Ernst & Young (or (x) any other "Big Six" or "Big Four" accounting firm or (y) any other firm of independent public accountants of recognized standing selected by Holdings or the Borrower, as the case may be, and reasonably acceptable to the Required Banks) whose opinion shall not be qualified as to the scope of audit or as to the status of Holdings or the Borrower as a going concern, and (ii) a certificate of such accounting firm stating that in the course of its regular audit of the business of Holdings and the Borrower, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge of any Default or Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

          (b) QUARTERLY FINANCIAL STATEMENTS. As soon as available and in any event within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of Holdings, a copy of the SEC Form 10-Q filed by Holdings with the SEC for such quarterly period, or, if no such Form 10-Q was so filed by Holdings with respect to any such quarterly period, the consolidated balance sheet of Holdings and its Subsidiaries, and whether or not such Form 10-Q was filed, of the Borrower and its Subsidiaries, as at the end of such quarterly period and the related consolidated statements of operations for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period and in each case setting forth comparative consolidated figures as of the end of and for the related periods in the prior fiscal year, all of which shall be certified by an Authorized Officer of Holdings or the Borrower, as the case may be, subject to changes resulting from audit and normal year-end audit adjustments.

          (c) BUDGETS. Not more than 75 days following the commencement of each fiscal year of the Borrower, a budget of the Borrower and its Subsidiaries in reasonable detail for each fiscal month of such fiscal year as is customarily prepared by management for its internal use setting forth, with appropriate discussion, the principal assumptions upon which such budget is based.

          (d) OFFICER'S CERTIFICATES. At the time of the delivery of the financial statements provided for in Section 6.01(a) and (b), a certificate of an Authorized Officer of Holdings and the Borrower to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof and which certificate shall set forth the calculations required, if any, to establish whether each Credit Party was in compliance with the provisions of Sections 7.02, 7.03, 7.04, 7.05, 7.06, 7.08 and 7.09 as at the end of such fiscal period or year, as the case may be.

          (e) NOTICE OF DEFAULT OR LITIGATION. Promptly, and in any event within three Business Days after any senior financial or legal officer of any Credit Party obtains knowledge thereof, notice of (x) the occurrence of any event which constitutes a Default or Event of Default which notice shall specify the nature thereof, the period of existence thereof and what action such Credit Party proposes to take with respect thereto and (y) any litigation or governmental proceeding pending against or affecting Holdings or any of its Subsidiaries which is likely to have a material adverse effect on the financial condition or results of operations of Holdings and its Subsidiaries taken as a whole or the Borrower and its Subsidiaries taken as a whole.

          (f) RATING CHANGES. Promptly after any senior financial or legal officer of NWA or the Borrower obtains knowledge thereof, notice of any change in the Rating assigned by either Rating Agency.

          (g) OTHER INFORMATION. Promptly upon transmission thereof, copies of any filings and registrations with, and reports to, the Securities and Exchange Commission or any successor thereto (the "SEC") by Holdings or any of its Subsidiaries (other than amendments to any registration statement (to the extent such registration statement, in the form it becomes effective, is delivered to the Banks), exhibits to any registration statement and any registration statements on Form S-8) and, with reasonable promptness, such other information or documents (financial or otherwise) as the Agent on its own behalf or on behalf of the Required Banks may reasonably request from time to time.

          (h) NON-ORDINARY COURSE TRANSACTION. At any time after the Effective Date that any Credit Party or any of its respective Subsidiaries proposes to enter into any transaction (or series of related transactions) with any Affiliate of any Credit Party or any of their respective Subsidiaries outside the ordinary course of business (other than any transaction of a nature described in the proviso to Section 7.07), the Borrower shall give the Agent and the Banks (x) written notice of any such transaction at least 7 Business

     Days (or such shorter period as the Required Banks may agree) prior to the earlier of (I) the consummation thereof or (II) the execution of a binding agreement therefor, and (y) such other information related to the transaction as the Agent or the Required Banks shall reasonably request.

          (i) Prompt notice of any fact, event or circumstance relating to the consequences of the year 2000 which it or any of its Subsidiaries is or becomes aware of and that could be reasonably expected to (a) have a material adverse impact on the implementation or anticipated July 1, 1999 date for completion of the reprogramming and testing project referred to in
     Section 5.15 hereof, (b) have a material adverse impact on the proper functioning of Holdings or any of its Subsidiaries' computer systems or equipment containing embedded microchips on or after the year 2000 or (c) result in a material adverse effect on the financial conditions or results of operations of Holdings and its Subsidiaries taken as a whole or of the Borrower and its Subsidiaries taken as a whole.

          6.02 BOOKS, RECORDS AND INSPECTIONS. Each Credit Party will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. Each Credit Party will, and will cause each of its Subsidiaries to, permit, upon reasonable notice given by the Agent to the Borrower on behalf of any Bank, officers and designated representatives of any Bank (including without limitation, appraisers) to visit and inspect any of the properties or assets of such Credit Party and any of its Subsidiaries (including, without limitation, the Collateral and any books, records or logs related thereto) and to examine the books of account of such Credit Party and any of its Subsidiaries and discuss the affairs, finances and accounts of such Credit Party and of any of its Subsidiaries with its and their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as such Bank may desire.

          6.03 INSURANCE. Each Credit Party will, and will cause each of its Subsidiaries to, at all times be covered by and maintain in full force and effect insurance required by the Security Documents and other insurance in such amounts, covering such risks and liabilities and with such deductibles or self-insured retentions as are in accordance with normal industry practice and as is required by law.

          6.04 PAYMENT OF TAXES. Each Credit Party will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and all material lawful claims which, if unpaid, might become a Lien or charge upon any properties of any Credit Party or any of its Subsidiaries, PROVIDED that no Credit Party nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim (i) which is being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of the management of such Credit Party) with respect thereto in accordance with GAAP or (ii) the nonpayment of which would not have a material adverse effect on the financial condition or results of operations of Holdings and its Subsidiaries taken as a whole or of the Borrower and its Subsidiaries taken as a whole.

          6.05 CONSOLIDATED CORPORATE FRANCHISES. Each Credit Party will do, and will cause each of its Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, authority and franchises, unless the failure to keep in full force and effect any such right, authority or franchise would not have a material adverse effect on the financial condition or results of operations of Holdings and its Subsidiaries taken as a whole or of the Borrower and its Subsidiaries taken as a whole.

          6.06 COMPLIANCE WITH STATUTES, ETC. Each Credit Party will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls) other than those the non-compliance with which would not have a material adverse effect on the financial condition or results of operations of Holdings and its Subsidiaries taken as a whole or the Borrower and its Subsidiaries taken as a whole.

          6.07 ERISA. (a) As soon as practicable and in any event within fifteen days after any Credit Party or any of its ERISA Affiliates knows or has reason to know of the occurrence of any (i) Termination Event in connection with any Pension Plan or Multiemployer Plan, (ii) non-exempt "prohibited transaction" as described in Section 406 of ERISA or Section 4975 of the Code, (iii) accumulated funding deficiency or application to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code, (iv) institution pursuant to Section 515 of ERISA to collect a delinquent contribution, or (v) material liability by any Credit Party or any Subsidiary of any Credit Party pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA) in addition to the liability existing on the Effective Date pursuant to any such welfare or pension plan or plans in connection with any Pension Plan or Multiemployer Plan or any trust created thereunder, if as a result of such event or transaction, considered together with other such events and transactions occurring within the prior two years, the Credit Parties and their ERISA Affiliates incur or could reasonably expect to incur liabilities from all such events and transactions in excess of $5,000,000, such Credit Party shall deliver to each of the Banks a certificate, signed by an Authorized Officer of such Credit Party, specifying the nature thereof, what action such Credit Party or such ERISA Affiliate has taken, is taking or proposes to take with respect thereto, and any action taken or threatened by the Internal Revenue Service, Department of Labor, PBGC, Pension Plan or Multiemployer Plan, as applicable, to be taken with respect thereto (together with copies of all relevant notices or other communications received from such entity). For the purposes of this Section 6.07, a Credit Party shall be deemed to have knowledge of all facts known by the "plan administrator" (as defined in Section 3(16)(A) of ERISA) of any Pension Plan of which such Credit Party or any of its ERISA Affiliates is the "plan sponsor" (as defined in Section 3(16)(B) of ERISA).

          (b) To the extent reasonably requested by any Bank, as soon as practicable and in any event within 30 days after the filing of a Form 5500 series annual report by a Credit Party or any of its ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan, such Credit Party shall furnish to such Bank a copy of such Form 5500 series annual report and the Schedule B (Actuarial Information) thereto (and shall make available for inspection by such Bank at reasonable times copies of the full annual report with respect to each Pension Plan).

          6.08 GOOD REPAIR. Each Credit Party will, and will cause each of its Subsidiaries to, ensure that its properties and equipment used or useful in its business are kept in good repair, working order and condition, normal wear and tear excepted, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner customary for companies in similar businesses, except where the failure to keep such properties and equipment in good repair, working order and condition or to make such repairs, renewals, replacements, extensions, additions, betterments and improvements would not have a material adverse effect on the financial condition or results of operations of Holdings and its Subsidiaries taken as a whole or of the Borrower and its Subsidiaries taken as a whole.

          6.09 END OF FISCAL YEARS; FISCAL QUARTERS. Holdings and the Borrower will, for financial reporting purposes, cause (i) each of its and each of its Subsidiaries' fiscal years to end on December 31 of each year and
(ii) each of its and each of its Subsidiaries' fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year.

          6.10 PERFORMANCE OF OBLIGATIONS. Each Credit Party will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement and other debt instrument by which it is bound, except such non-performances as would not have a material adverse effect on the financial condition or results of operations of Holdings and its Subsidiaries taken as a whole or of the Borrower and its Subsidiaries taken as a whole.

          6.11 AIR CARRIER. The Borrower will at all times be a Certificated Air Carrier.

          6.12 SECURITY INTERESTS. The Borrower shall perform any and all acts and execute any and all documents (including, without limitation, the execution, amendment or supplementation of any financing statement and continuation statement) for filing under the provisions of the UCC or the Federal Aviation Act and the rules and regulations thereunder, which are necessary in order to maintain in favor of the Collateral Agent for the benefit of the Secured Creditors a valid and perfected Lien on the Collateral, subject to no other Liens except for Permitted Liens.

          SECTION 7. NEGATIVE COVENANTS. Each Credit Party hereby covenants and agrees (in each case solely to the extent that any covenant or agreement set forth in this Section 7 is expressly stated to be applicable to such Credit Party and its Subsidiaries) that on the Effective Date and thereafter, for so long as this Agreement is in effect and until the Total Revolving Loan Commitment has terminated, no Revolving Notes are outstanding and the Revolving Loans, together with interest, Fees and all other Obligations incurred hereunder, are paid in full:

          7.01 CHANGES IN BUSINESS. No Credit Party will make any material change in the lines of business in which it was engaged on the Effective Date.

          7.02 CONSOLIDATION, MERGER, ETC. No Credit Party will wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, sell or otherwise dispose of all or substantially all of its property or assets or agree to do any of the foregoing at any future time, except that so long as no Default or Event of Default exists, or would result therefrom and PROVIDED that each Credit Party complies with Section 7.03 in connection with such transaction to the extent such Section is applicable, any Credit Party may merge or consolidate with, or sell or otherwise dispose of all or substantially all of its assets to, any Person, PROVIDED that (i) in the case of any merger or consolidation, the surviving corporation shall be such Credit Party or (ii) the surviving corporation, if not such Credit Party (or the successor corporation, in the case of a sale or other disposition of all or substantially all of a Credit Party's assets), (A) is a corporation organized and existing under the laws of the United States of America or any State thereof, (B) is a Citizen of the United States, (C) executes and delivers agreements assuming the obligations of such Credit Party under this Agreement and the other Credit Documents to which such Credit Party is a party, which assumption agreements and all related actions and documentation shall be in form and substance reasonably satisfactory to the Agent and (D) delivers to the Agent a certificate signed by an Authorized Officer of such Credit Party and an opinion of counsel to such Person satisfactory to the Agent, each stating that such transaction and such assumption agreement comply with this Section and that all conditions precedent herein provided for relating to such transaction have been complied with.

          7.03 SALE OF ASSETS. (I) No Credit Party will, nor will any Credit Party permit any of its Subsidiaries to, sell, lease or otherwise dispose of any assets, except:

          (a) Holdings or any of its Subsidiaries may, in the ordinary course of business and consistent with past practices, exchange, in any transaction or series of related transactions, on a like value basis, (i) its real property for real property owned by another Person, (ii) its airplane engines for airplane engines owned by another Person, and (iii) its airline routes, "airport gates" and/or "slots" for airline routes, "airport gates" and/or "slots" owned by another Person; PROVIDED, HOWEVER, that (x) in no event may Collateral be exchanged and (y) to the extent Holdings or any of its Subsidiaries receives any cash and/or cash equivalents from any such property exchange permitted pursuant to this clause (a), the amount of such cash and/or cash equivalents shall be applied in accordance with clause (f) of this Section 7.03(I);

          (b) Holdings or any of its Subsidiaries may, in the ordinary course of business and consistent with past practices, sell spare parts (which in no event shall include aircraft or aircraft engines) and supplies (including, without limitation, fuel) so long as each such sale is for an amount at least equal to the fair market value thereof (as determined by the Borrower);

          (c) "parting out" of an aircraft engine shall be permitted by Holdings or any of its Subsidiaries in the ordinary course of business and consistent with past practices (but, with respect to the Collateral, only to the extent permitted by the Security Documents);

          (d) Holdings or any of its Subsidiaries may, in a transaction, sell any of its aircraft (other than Collateral), which aircraft is then substantially contemporaneously leased back to the respective seller, PROVIDED that with respect to sale and leasebacks of aircraft owned on the Effective Date, the stated expiration of the lease of such aircraft to Holdings or one of its Subsidiaries is after the Revolving Loan Maturity Date;

          (e) Holdings or any of its Subsidiaries may sell airline tickets and related services in the ordinary course of business;

          (f) Holdings or any of its Subsidiaries may sell, lease or otherwise dispose of any assets (other than Collateral), PROVIDED that to the extent the gross proceeds received from all such transactions occurring after December 15, 1995 (including cash or cash equivalent proceeds received pursuant to Section 7.03(a)) exceeds $500,000,000, an amount equal to 50% of the Net Sale Proceeds from all transactions which occur after such $500,000,000 threshold is exceeded (including 50% of the Net Sale Proceeds from that transaction in which such threshold is exceeded but only out of that portion of the gross proceeds which exceeds such $500,000,000 threshold) shall be applied to repay Revolving Loans and reduce Revolving Loan Commitments in accordance with Sections 3.02(c) and 2.03(b);

          (g) Holdings or any of its Subsidiaries may, in the ordinary course of business and consistent with industry practice, (i) trade the use of any "slot" with another air carrier or (ii) lease or license any such "slot" to another air carrier, in each case on a temporary basis and PROVIDED that such transactions do not involve the transfer of title to such "slots"; and

          (h) any Credit Party may dispose of its equity interests in (x) GHI-CA Corporation, a Delaware corporation which owns all of the outstanding shares of capital stock of Grand Holding, Inc., a Nevada corporation, d/b/a Champion Air and/or (y) Express Air I owned by such Credit Party on the Effective Date.

          (II) The Borrower will not convey, sell, lease, transfer or otherwise dispose of or remove or substitute, any Collateral (or any engine included in the Collateral unless such engine is replaced by another working engine or engines in which the Collateral Agent has a perfected security interest subject to no Liens other than Permitted Liens) or take any action that could materially diminish the fair market value of the Collateral taken as a whole, or agree to do any of the foregoing at any future time, except as may be permitted pursuant to the provisions of the Security Documents.

          7.04 LIENS. None of the Credit Parties will, or will permit any of their respective Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to the Collateral or assign any right to receive income from the Collateral, or file or permit the filing with respect to the Collateral of any financing statement under the UCC or any similar notice of Lien under any similar recording or notice statute, except (Liens described below are herein referred as "Permitted Liens"):

          (a)  Liens created by the Security Documents:

          (b) Liens for taxes not yet due or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Borrower) have been established in accordance with GAAP;

          (c) Liens (other than any Lien imposed by ERISA) in respect of the Collateral imposed by law which were incurred in the ordinary course of business and which have not arisen to secure Indebtedness for borrowed money, such as carriers', warehousemen's and mechanics' Liens, statutory landlord's Liens, and other similar Liens and governmental charges arising in the ordinary course of business, and which either (x) do not in the aggregate materially detract from the value of any Collateral or materially impair the use thereof in the operation of the business of the Borrower or any of its Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien; and

          (d) Liens (where there has been no execution or levy and no pledge or delivery of Collateral as security therefor) arising out of judgments or awards against the Borrower or any of its Subsidiaries with respect to which an appeal or proceeding for review is being prosecuted in good faith and which judgment or award shall be vacated, discharged, satisfied or stayed or bonded pending appeal within 60 days from the entry thereof.

          7.05 DISTRIBUTIONS, ETC. None of the Credit Parties will, or will permit any of their respective Subsidiaries to, authorize, declare or pay any dividends or return any capital to, its stockholders, partners or members, or authorize or make any other distribution, payment or delivery of property or cash to its stockholders, partners or members as such or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock, any partnership interest or any limited liability company interest (or any warrants for or options or stock appreciation rights in respect of any of such shares, partnership interests or limited liability company interests), now or hereafter outstanding, or set aside any funds for any of the foregoing purposes, and none of the Credit Parties will permit any of their respective Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock, any partnership interest or any limited liability company interests of any Credit Party or any such Subsidiary, as the case may be (or any options or warrants or stock appreciation rights issued by such Person with respect to its capital stock, partnership interests or limited liability company interests), now or hereafter outstanding (all of the foregoing "Distributions"), except that:

          (a) any Subsidiary of Holdings may make cash Distributions to Holdings or any Subsidiary of Holdings;

          (b) so long as no Default or Event of Default exists or would result therefrom, Holdings or any of its Subsidiaries shall be permitted to declare, make and pay cash Distributions to its respective shareholders in an amount not to exceed the then Cumulative Net Income Amount less the sum of (i) the amount of all such Distributions declared, made or paid pursuant to this Section 7.05(b) prior to the date of determination and on or after January 1, 1995 (other than pursuant to Section 7.05(b)(ii)) plus (ii) the amount of all such Distributions made by Holdings pursuant to Section 7.05(g); PROVIDED, HOWEVER, that to the extent any non-Wholly- Owned Subsidiary of Holdings pays a cash Distribution to its shareholders, Holdings or its respective Subsidiary which owns the equity interest or interests in the Subsidiary paying the cash Distribution receives at least its proportionate share thereof (based upon its relative holdings of equity interest in the Subsidiary paying such cash Distribution and taking into account the relative preferences, if any, of the various classes of equity interests in such Subsidiary); it being understood that the amount of Distributions declared, made or paid to Holdings or any of its Subsidiaries shall not be counted for purposes of determining whether the amount of Distributions have exceeded the Cumulative Net Income Amount;

          (c) Holdings or any of its Subsidiaries may declare and make stock dividends on its capital stock with the same or a junior class of stock with respect to which such stock dividend is being paid;

          (d) Holdings or any of its Subsidiaries may repurchase or redeem its capital stock solely through the issuance of additional shares of its capital stock which is of the same or a junior class of such capital stock being repurchased or redeemed;

          (e) so long as no Default or Event of Default exists or would result therefrom, Holdings may declare, make and pay Distributions in connection with any redemption of its Series A Preferred Stock or Series B Preferred Stock occurring on or before the Effective Date;

          (f) so long as no Default or Event of Default exists or would result therefrom, Holdings or any of its Subsidiaries or Affiliates may declare, make and pay Distributions consisting of dividends on preferred securities of any Subsidiary or Affiliate of Holdings issued in connection with the incurrence of Indebtedness permitted by Section 7.06(l); and

          (g) so long as no Default or Event of Default exists or would result therefrom Holdings may on or before the Effective Date redeem, retire, repurchase or otherwise acquire up to 27,000,000 shares of common stock of Holdings owned by KLM for an aggregate consideration not in excess of $1,300,000,000.

          7.06 INDEBTEDNESS. None of the Credit Parties will, or will permit any of their respective Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

          (a)  Indebtedness incurred pursuant to this Agreement;

          (b) Indebtedness existing on the Effective Date listed on Schedule V, including any refinancings or renewals thereof, but only to the extent that such refinancing or renewal does not increase the principal amount of such Indebtedness outstanding immediately prior to such refinancing or renewal;

          (c)  intercompany Indebtedness among Holdings and its Subsidiaries;

          (d) additional unsecured Indebtedness of Holdings and its Subsidiaries, PROVIDED that to the extent the gross proceeds received from incurrences thereof after December 15, 1995 (other than any incurrence of any unsecured Indebtedness of Holdings and its Subsidiaries the proceeds of which Indebtedness is applied substantially contemporaneously to refinance the outstanding principal amount of, premium, if any, and accrued but unpaid interest on, any Indebtedness incurred pursuant to this clause (d) or clause (e) below so long as the principal amount of such Indebtedness being incurred does not exceed the principal amount of Indebtedness being refinanced immediately prior to such refinancing), plus the amount of gross proceeds received from incurrences of secured indebtedness pursuant to clause (e) below (such gross proceeds being determined in accordance with clause (e) below), exceed an amount equal to $600,000,000 (provided that for purposes of determining whether the $600,000,000 threshold has been exceeded Retired Unsecured Debt shall not be taken into account), an amount equal to 50% of the Net Debt Proceeds from all incurrences of unsecured Indebtedness after such threshold is exceeded (including 50% of the Net Debt Proceeds from the incurrence in which such threshold is exceeded but only out of that portion of such gross proceeds which exceeds such threshold at such time) shall be applied to repay Revolving Loans and reduce Revolving Commitments in accordance with Sections 3.02(b) and 2.03(b);

          (e) additional secured Indebtedness of Holdings and its Subsidiaries, PROVIDED that to the extent the gross proceeds received from incurrences thereof after December 15, 1995 (other than any incurrence of any secured Indebtedness of Holdings and its Subsidiaries the proceeds of which Indebtedness is applied substantially contemporaneously to refinance the outstanding principal amount of, premium, if any, and accrued but unpaid interest on, any Indebtedness incurred pursuant to clause (d) above or this clause (e) so long as the principal amount of such Indebtedness being incurred does not exceed the principal amount of Indebtedness being refinanced immediately prior to such refinancing), plus the amount of gross proceeds received from incurrences of unsecured indebtedness pursuant to clause (d) above in excess of $300,000,000 (such gross proceeds being determined in accordance with clause (d) above), exceed an amount equal to $300,000,000 (provided that for purposes of determining whether the $300,000,000 threshold has been exceeded Retired Secured Debt shall not be taken into account), an amount equal to 50% of the Net Debt Proceeds from all incurrences of secured Indebtedness after such threshold is exceeded (including 50% of the Net Debt Proceeds from the incurrence in which such threshold is exceeded but only out of that portion of such gross proceeds which exceeds such threshold at such time) shall be applied to repay Revolving Loans and reduce Revolving Commitments in accordance with Sections 3.02(b) and 2.03(b);

          (f) Indebtedness incurred in connection with the financing of the Narita Hotel Property and assets related to such hotel, PROVIDED that the Liens securing such Indebtedness do not encumber any Collateral (or part thereof) and the Indebtedness incurred in connection therewith does not exceed the appraised value of the Narita Hotel Property;

          (g) secured Indebtedness incurred to finance the acquisition of hushkits heretofore or hereafter acquired by the Borrower or any of its Subsidiaries or to refinance indebtedness incurred to finance the acquisition of hushkits and any other secured Indebtedness incurred to finance (or to pre-fund the financing of) the purchase after December 15, 1995 of aircraft and other assets and any refinancing thereof, PROVIDED that the Liens securing such Indebtedness do not encumber any Collateral (or part thereof) and the Indebtedness incurred in connection therewith does not exceed the purchase price of the property being acquired or the principal amount of the Indebtedness being refinanced;

          (h) Indebtedness of Holdings and its Subsidiaries of the type described in clause (v) of the definition of Indebtedness and in clause
     (iii) thereof to the extent relating to Indebtedness of the type described in clause (v) of the definition thereof;

          (i) Indebtedness constituting Contingent Obligations of Holdings and its Subsidiaries with respect to corporations, partnerships or joint ventures formed with other airlines to conduct fueling, ticketing, terminal operations, aeronautical radio communications, tariff publishing, industry trade associations, local cartage and other similar airline activities consistent with the Borrower's past business practice, where the services provided are generally available to all or substantially all of the airlines utilizing the facility served;

          (j) Indebtedness of Holdings and its Subsidiaries incurred under and in respect of credit enhancement letters of credit or other similar backstop liquidity facilities to the extent any such letter of credit or backstop liquidity facility, as the case may be, has not been drawn upon, which letters of credit and liquidity facilities provide credit support solely for the interest portion of Indebtedness incurred by Holdings and its Subsidiaries and otherwise permitted to be incurred pursuant to this
     Section 7.06;

          (k) Indebtedness of Holdings and its Subsidiaries consisting of standby letters of credit issued for the account of any Credit Party or any of its respective Subsidiaries in the ordinary course of business and reimbursement obligations with respect thereto, PROVIDED that the aggregate amount of such Indebtedness shall not exceed $35,000,000 at any one time;

          (l) unsecured Indebtedness of Holdings and its Subsidiaries incurred directly or indirectly to finance any redemption pursuant to Section 7.05(e) and any refinancing thereof, PROVIDED that (i) any such refinancing occurs substantially contemporaneously with payment of the Indebtedness being refinanced (or, if not substantially contemporaneously with payment of the Indebtedness being refinanced, on or prior to December 31, 1997) and
     (ii) no such Indebtedness (other than a refinancing in accordance with clause (l)(i)) shall be incurred to finance any portion of the redemption price paid in cash with respect to any such redemption;

          (m) unsecured Indebtedness of Holdings or any of its Subsidiaries in an aggregate original principal amount not in excess of $800,000,000 incurred to finance any redemption, retirement, repurchase or acquisition pursuant to Section 7.05(g) (and in any event within 90 days after the redemption, retirement, repurchase or acquisition being financed) and any refinancing thereof that does not increase the outstanding principal amount thereof;

          (n) unsecured Indebtedness of Holdings or any of its Subsidiaries in an aggregate original principal amount not in excess of $250,000,000 incurred to finance any loans, advances or dividends of the nature referred to in the proviso to the definition of the term "Distribution" herein (and in any event within 90 days after the loan, advance or dividend being financed) and any refinancing thereof that does not increase the outstanding principal amount thereof;

          (o) additional secured Indebtedness (whether or not constituting purchase money Indebtedness) of Holdings and its Subsidiaries incurred to finance or secured by Boeing 757 aircraft N544US, N545US, N546US, N547US, N548US and N549US so long as the principal amount of such Indebtedness being incurred does not exceed the fair market value of such aircraft; and

          (p) Indebtedness incurred pursuant to the Existing Credit Agreement in an aggregate principal amount outstanding at any one time not to exceed $1,000,000,000 less (i) the amount of Term Loans, under and as defined in the Existing Credit Agreement, which are repaid after the Effective Date and (ii) the amount of permanent commitment reductions after the Effective Date.

          7.07 TRANSACTIONS WITH AFFILIATES. None of the Credit Parties will, or will permit any of their respective Subsidiaries to, enter into any transaction or series of related transactions with any Affiliate of any Credit Party or any of their respective Subsidiaries, other than on terms and conditions substantially as favorable to such Credit Party or such Subsidiary as would reasonably be obtained by such Credit Party or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate, PROVIDED that the foregoing restrictions shall not apply to (a) customary fees paid to members of the Board of Directors of Holdings and its Subsidiaries, (b) Distributions permitted by Section 7.05 and (c) Indebtedness permitted by Section 7.06(l).

          7.08 CONSOLIDATED INDEBTEDNESS TO CONSOLIDATED EBITDAR. Holdings will not permit the ratio of Consolidated Indebtedness as of the last day of any fiscal quarter to Consolidated EBITDAR for the period of four consecutive fiscal quarters ended on the last day of such fiscal quarter, to be greater than 6.0:1.0.

          7.09 CONSOLIDATED EBITDAR TO CONSOLIDATED FIXED CHARGES. Holdings will not permit the ratio of Consolidated EBITDAR to Consolidated Fixed Charges for any period of four consecutive fiscal quarters ended on the last day of any fiscal quarter, to be less than 1.5:1.0.

          7.10 ERISA. None of the Credit Parties will, or will permit any of their respective Subsidiaries or its ERISA Affiliates to:

          (i) engage in any transaction in connection with which Holdings or any of its ERISA Affiliates could be subject to either a tax imposed by
     Section 4975(a) of the Code or the corresponding civil penalty assessed pursuant to Section 502(i) of ERISA, which penalties and taxes for all such transactions could be in an aggregate amount in excess of $2,500,000;

          (ii) permit to exist any accumulated funding deficiency, for which a waiver has not been obtained from the Internal Revenue Service, with respect to any Pension Plan in an aggregate amount greater than $5,000,000; or

          (iii) permit to exist any failure to make contributions or any unfunded benefits liability which creates, or with the passage of time would create, a statutory lien or requirement to provide security under ERISA or the Code in favor of the PBGC or any Pension Plan, Multiemployer Plan or other entity in an aggregate amount in excess of $5,000,000.

          7.11 LAX TWO CORP. At any time when Holdings directly or indirectly owns more than 50% of the outstanding Voting Stock of LAX Two, Holdings will not permit LAX Two or any of its Subsidiaries to engage in any business other than the business engaged in by LAX Two and its Subsidiaries as of December 15, 1995 or to change LAX Two's status as a non-profit corporation to a for-profit corporation.

          7.12 EXISTING CREDIT AGREEMENT; BRIDGE DEBT AGREEMENT. (a) The Borrower will not voluntarily reduce or terminate any loan commitments under the Existing Credit Agreement or the Bridge Debt Agreement.

          (b) The Borrower will not voluntarily repay any outstanding loans under the Existing Credit Agreement, at any time when any Revolving Loans are outstanding hereunder and the Borrower will not voluntarily repay any outstanding loans under the Bridge Debt Agreement at any time when any Revolving Loans are outstanding hereunder or there shall exist any Revolving Loan Commitments.

          (c) The Borrower will not incur any loan under the Bridge Debt Agreement with a maturity date that is earlier than the first anniversary of the Effective Date.

          (d) The Borrower will not amend the Existing Credit Agreement or the "Credit Documents" (as such term is defined in the Existing Credit Agreement).

          SECTION 8. EVENTS OF DEFAULT. Upon the occurrence of any of the following specified events (each, an "Event of Default"):

          8.01 PAYMENTS. The Borrower shall (i) default in the payment when due of any principal of any Revolving Loan or any Revolving Note or (ii) default, and such default shall continue unremedied for five or more Business Days, in the payment when due of any interest on any Revolving Loan or Revolving Note, or any Fees or any other amounts owing hereunder or thereunder, PROVIDED that, in the case of this clause (ii), the Agent shall have informed the Borrower of the amount owing; or

          8.02 REPRESENTATIONS, ETC. Any representation, warranty or statement made by any Credit Party herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made, and such default shall continue unremedied for a period of 30 days after written notice to the Borrower by the Agent or the Required Banks; or

          8.03 COVENANTS. Any Credit Party shall (i) default in any material respect in the due performance or observance by it of any term, covenant or agreement contained in Section 7.02, 7.03 or 7.05 or (ii) default in the due performance or observance by it of any term, covenant or agreement contained in Section 7.08 or 7.09 and such default shall continue unremedied for a period of 15 days after written notice to the Borrower by the Agent or the Required Banks or (iii) default in any material respect in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement (other than as described in Section 8.01, 8.03(i) or 8.03(ii)), and such default shall continue unremedied for a period of 30 days after written notice to the Borrower by the Agent or the Required Banks; or

          8.04 DEFAULT UNDER OTHER AGREEMENTS. (a) Any Credit Party or any of its Subsidiaries shall (i) default in any payment of any Indebtedness (other than the Obligations) which default is in excess of $10,000,000 beyond the period of grace (not to exceed 10 days), if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) if such Indebtedness is in excess of $25,000,000 in the case of any one issue of Indebtedness or in excess of $50,000,000 in the case of all such Indebtedness when aggregated with all Lease claims described in clause (c)(ii) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due prior to its stated maturity; or (b) any Indebtedness (other than the Obligations), individually in excess of $25,000,000, or in the aggregate in excess of $50,000,000 (when aggregated with all Lease claims described in clause
(c)(ii)), of any Credit Party or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or (c) any Credit Party or any of its Subsidiaries shall default in the observance or performance of any agreement or condition relating to any Lease if (i) the default is with respect to any payment in excess of $10,000,000 beyond the period of grace (not to exceed 10 days), if any, provided in the Lease or (ii) the effect of such default is to give the lessor pursuant to such Lease a claim against any Credit Party (after deducting from such claim the value of the property subject to such Lease) in excess of $25,000,000 in the case of any one Lease or in excess of $50,000,000 in the case of all Leases and all Indebtedness described in clause (a)(ii) or (b) of this Section 8.04; or

          8.05 BANKRUPTCY, ETC. The Borrower or any Guarantor (each a "Designated Party") shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy", as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against a Designated Party and the petition is not controverted within 10 days after service of notice of such case on such Designated Party, or is not dismissed within 60 days after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of a Designated Party; or a Designated Party commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to a Designated Party; or there is commenced against a Designated Party any such proceeding which remains undismissed for a period of 60 days; or a Designated Party is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or a Designated Party suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or a Designated Party makes a general assignment for the benefit of creditors; or any corporate action is taken by a Designated Party for the purpose of effecting any of the foregoing; or

          8.06 ERISA. (i) Any "reportable event" as described in Section 4043 of ERISA or the regulations thereunder (excluding those events for which the requirement for notice has been waived by the PBGC), or any other event or condition, which the Required Banks determine constitutes reasonable grounds under Section 4042 of ERISA for the termination of any Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer or liquidate any Pension Plan shall have occurred; or

          (ii) A trustee shall be appointed by a United States District Court to administer any Pension Plan; or

          (iii) The PBGC shall institute proceedings to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan; or

          (iv) Holdings or any of its ERISA Affiliates shall become liable to the PBGC or any other party under Section 4062, 4063 or 4064 of ERISA with respect to any Pension Plan; or

          (v) Holdings or any of its ERISA Affiliates shall become liable to any Multiemployer Plan under Section 4201 ET SEQ. of ERISA; or

          (vi) Any Pension Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under
Section 412 of the Code; or

          (vii) A contribution required to be made to a Pension Plan or a Multiemployer Plan has not been timely made; or

          (viii) Any Credit Party or any Subsidiary of Holdings or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 502(i), or 502(l) of ERISA or Section 4975 of the Code; or

          (ix) Any Credit Party or any Subsidiary of any Credit Party has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or employee pension benefit plans (as defined in Section 3(2) of ERISA) other than Pension Plans;

if as of the date thereof or any subsequent date, the sum of each Credit Party's and its ERISA Affiliates' various liabilities (such liabilities to include, without limitation, any liability to the PBGC or to any other party under Section 4062, 4063 or 4064 of ERISA with respect to any Pension Plan, or to any Multiemployer Plan under Section 4201 ET SEQ. of ERISA, and to be calculated after giving effect to the tax consequences thereof) as a result of such events listed in subclauses (i) through (ix) above exceeds $100,000,000; or

          8.07 JUDGMENTS. One or more judgments or decrees shall be entered against any Credit Party or any of its Subsidiaries involving a liability of $25,000,000 or more in the case of any one such judgment or decree or $50,000,000 or more in the aggregate for all such judgments and decrees (in each case to the extent not paid or fully covered by insurance provided by a carrier that has acknowledged coverage) and any such judgments or decrees shall not have been vacated, discharged, satisfied or stayed or bonded pending appeal within 60 days from the entry thereof; or

          8.08 GUARANTY. The Guaranty or any provision thereof shall cease to be in full force or effect, or any Guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under the Guaranty or any Guarantor shall default in any material respect in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Guaranty; or

          8.09 SECURITY DOCUMENTS. Any of the Security Documents shall cease to be in full force and effect or shall cease to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, in all cases, a perfected security interest in, and Lien on, all of the Collateral), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except for Permitted Liens), or any Credit Party shall default in any material respect in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any of the Security Documents and such default shall continue beyond any grace period specifically applicable thereto pursuant to the terms of such Security Document;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Agent shall, upon the written request of the Required Banks, by written notice to Holdings and the Borrower, take any or all of the following actions, without prejudice to the rights of the Agent or any Bank to enforce its claims against the Borrower, except as otherwise specifically provided for in this Agreement (PROVIDED that if an Event of Default specified in Section 8.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Revolving Loan Commitment terminated, whereupon the Revolving Loan Commitment of each Bank shall forthwith terminate immediately and all Fees theretofore accrued shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Revolving Loans and the Revolving Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; and
(iii) enforce, as Collateral Agent, any or all of the Liens and security interests created pursuant to the Security Documents.

          SECTION 9.  Definitions and Accounting Terms.

          9.01 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Adjusted Certificate of Deposit Rate" shall mean, on any day, the sum (rounded to the nearest 1/100 of 1%) of (1) the rate obtained by dividing
(x) the most recent weekly average dealer offering rate for negotiable certificates of deposit with a three-month maturity in the secondary market as published in the most recent Federal Reserve System publication entitled "Select Interest Rates", published weekly on Form H.15 as of the date hereof, or if such publication or a substitute containing the foregoing rate information shall not be published by the Federal Reserve System for any week, the weekly average offering rate determined by the Agent on the basis of quotations for such certificates received by it from three certificate of deposit dealers in New York of recognized standing or, if such quotations are unavailable, then on the basis of other sources reasonably selected by the Agent, by (y) a percentage equal to 100% minus the stated maximum rate of all reserve requirements as specified in Regulation D of the Board of Governors of the Federal Reserve System applicable on such day to a three-month certificate of deposit of a member bank of the Federal Reserve System in excess of $100,000 (including, without limitation, any marginal, emergency, supplemental, special or other reserves), plus (2) the then daily net annual assessment rate (expressed as a percentage) as estimated by the Agent for determining the current annual assessment payable by the Agent to the Federal Deposit Insurance Corporation for insuring three-month certificates of deposit.

          "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person; PROVIDED, HOWEVER, that for purposes of Section 7.07, an Affiliate of Holdings shall, in any event, include any Person that directly or indirectly owns more than 5% of the Voting Stock of Holdings and any officer or director of Holdings or any such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of Voting Stock, by contract or otherwise.

          "Agent" shall have the meaning provided in the first paragraph of this Agreement.

          "Agreement" shall mean this Credit Agreement, as modified, supplemented or amended from time to time.

          "Air Partners" shall mean Air Partners, L.P., a Texas limited partnership.

          "Aircraft" shall have the meaning provided in the Aircraft Mortgage Agreement.

          "Aircraft Collateral" shall mean all "Collateral" as defined in the Aircraft Mortgage Agreement.

          "Aircraft Mortgage Agreement" shall have the meaning provided in
Section 4A.12 hereof.

          "Airframe" shall have the meaning provided in the Aircraft Mortgage Agreement.

          "Appraisal" shall mean an appraisal, dated the date of delivery thereof to the Banks pursuant to the terms of this Agreement, by one or more independent appraisal firms satisfactory, at the time of such Appraisal, to the Borrower and the Agent (i) in the case of the Aircraft Collateral setting forth the fair market value, as determined in accordance with the definition of "fair market value" promulgated by the International Society of Transport Aircraft Trading, as of the date of such appraisal and (ii) in the case of the Route Collateral setting forth both the fair market value, and the orderly liquidation value as of the date of such appraisal.

          "Appraised Value" shall mean as of any date of determination (i) with respect to the Aircraft Collateral, the aggregate fair market value as of such date of each asset constituting Aircraft Collateral as provided in the most recently delivered Appraisal, and (ii) with respect to the Route Collateral, each of the aggregate "fair market value" and aggregate "orderly liquidation value" as of such date of each asset constituting Route Collateral as provided in the most recently delivered Appraisal.

          "Assignment and Assumption Agreement" shall mean an Assignment and Assumption Agreement substantially in the form of Exhibit F (appropriately completed).

          "Authorized Officer" of any Credit Party shall mean the Chief Executive Officer, the Chief Financial Officer or any Vice President and above who reports directly or indirectly to the Chief Financial Officer.

          "Bank" shall have the meaning provided in the first paragraph of this Agreement.

          "Bankruptcy Code" shall have the meaning provided in Section 8.05.

          "Base Rate" at any time shall mean the higher of (i) 1/2 of 1% in excess of the Adjusted Certificate of Deposit Rate and (ii) the Prime Lending Rate.

          "Base Rate Loan" shall mean each Revolving Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

          "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

          "Borrowing" shall mean the borrowing of one Type of Revolving Loans from all the Banks on a given date (or resulting from a conversion or conversions on such date or resulting from a selection of an Interest Period or Interest Periods on such date) having in the case of Eurodollar Loans the same Interest Period, PROVIDED that Base Rate Loans incurred pursuant to
Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans.

          "Bridge Debt Agreement" shall mean the Amended and Restated Credit Agreement dated as of October 11, 1996, among the Borrower, the lenders from time to time party thereto, ABN Amro Bank N.V., as Documentation Agent, Bankers Trust Company, as Administrative Agent, and Chase Securities Inc., as Syndication Agent.

          "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in Minneapolis, Minnesota or New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the interbank Eurodollar market.

          "Capitalized Lease Obligations" of any Person shall mean all rental obligations which, under GAAP, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with GAAP.

          "Certificated Air Carrier" shall mean a Citizen of the United States holding a carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code, for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo.

          "Citizen of the United States" shall have the meaning provided in
Section 40102(a)(15) of Title 49 of the United States Code.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement, and to any subsequent provision of the Code, amendatory thereof, supplemental thereto or substituted therefor.

          "Collateral" shall mean all of the "Aircraft Collateral" and the "Routes Collateral".

          "Collateral Agent" shall mean the Agent acting as collateral agent for the Secured Creditors pursuant to the Security Documents.

          "Commitment Fee" shall have the meaning provided in Section 2.01(a).

          "Consolidated EBITDAR" shall mean, for any period, the consolidated operating income of Holdings and its Subsidiaries for such period plus (i) consolidated aircraft operating rental expenses of Holdings and its Subsidiaries for such period plus (ii) amortization and depreciation that were deducted in arriving at the amount of such consolidated operating income for such period plus (iii) interest income of Holdings and its Subsidiaries during such period, all as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Fixed Charges" shall mean, for any period, the total consolidated interest expense of Holdings and its Subsidiaries for such period (calculated without regard to any limitations on the payment thereof, but excluding all interest expense in connection with any Distribution permitted by Section 7.05(f) and all interest expense in connection with Indebtedness permitted by Section 7.06(l) except any such Indebtedness incurred by the Borrower or any of its Subsidiaries which is not subordinated to the Obligations) plus, without duplication, that portion of Capitalized Lease Obligations of Holdings and its Subsidiaries representing the interest factor for such period, plus the total consolidated aircraft operating rental expenses of Holdings and its Subsidiaries for such period.

          "Consolidated Indebtedness" shall mean, at any time, the sum of (i) the aggregate outstanding principal amount of all Indebtedness (including, without limitation, the current portion thereof, but excluding (1) all Indebtedness of the type set forth in clause (v) of the definition of Indebtedness, (2) all Indebtedness of the type set forth in clause (iii) of the definition of Indebtedness to the extent relating to Indebtedness of the type described in clause (v) of the definition thereof, (3) all Identified Indebtedness, and (4) all Indebtedness permitted by Section 7.06(l) except any such Indebtedness incurred by the Borrower or any of its Subsidiaries which is not subordinated to the Obligations) and the principal component of Capitalized Lease Obligations of Holdings and its Subsidiaries plus (ii) the capitalized aircraft operating lease obligations of Holdings and its Subsidiaries (calculated at any time of determination as the product of (x) seven and (y) the aircraft operating rental expense of Holdings and its Subsidiaries for the four fiscal quarters immediately preceding the date of determination).

          "Consolidated Net Income" shall mean, for any period, net after tax income of Holdings and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

          "Continental" shall mean Continental Airlines, Inc., a Delaware corporation.

          "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (other than Holdings or any of its Subsidiaries) (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

          "Coverage Tests" shall have the meaning provided in Section
4A.11(b).

          "Credit Documents" shall mean this Agreement (including the Guaranty herein), the Revolving Notes and each Security Document.

          "Credit Event" shall mean the making of any Revolving Loan.

          "Credit Party" shall mean Holdings, NWA and the Borrower, and, in the event Newco becomes the owner of all of the outstanding shares of capital stock of Holdings, Newco, except that Newco shall not be deemed to be a Credit Party for purposes of Sections 5.09, 6.07 or 7.10 or for purposes of the definitions of "Pension Plan" and "Termination Event" herein.

          "Cumulative Net Income Amount" shall mean on any date of determination, an amount equal to 50% of Consolidated Net Income (determined on a cumulative basis) for the period commencing on January 1, 1995 and ending on the date of determination.

          "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

          "Designated Party" shall have the meaning provided in Section 8.05.

          "Distribution" shall have the meaning provided in Section 7.05, PROVIDED that loans, advances or dividends by Holdings or any of its Subsidiaries in an aggregate amount not in excess of $400,000,000 to Newco the proceeds of which are used to acquire, directly or indirectly, shares of capital stock of Continental shall be deemed not to be Distributions for all purposes of this Agreement.

          "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

          "Effective Date" shall have the meaning provided in Section 11.10.

          "Eligible Transferee" shall mean and include a commercial bank, financial institution or other "accredited investor" (as defined in Regulation D of the Securities Act) other than an airline, a commercial air carrier, an air freight forwarder, an entity engaged in the business of parcel transport by air or other similar Person or a corporation or other entity controlling, controlled by or under common control with such an airline, commercial air carrier, air freight forwarder, entity engaged in the business of parcel transport by air or other similar Person.

          "Engine" shall have the meaning set forth in the Aircraft Mortgage Agreement.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement, and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with Holdings or any of its Subsidiaries would be deemed to be a "single employer" within the meaning of Section 414(b),
(c), (m) or (o) of the Code, PROVIDED that in no event shall Air Partners or any of its Subsidiaries or Continental or any of its Subsidiaries be deemed to be ERISA Affiliates for any purpose.

          "Eurodollar Loan" shall mean each Revolving Loan designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

          "Eurodollar Rate" shall mean, at the option of the Borrower, (a) (i) the rate determined by the Agent to be the arithmetic average of the offered quotation to first-class banks in the interbank Eurodollar market by each Reference Bank for Dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Eurodollar Loan of such Reference Bank with maturities comparable to the Interest Period applicable to such Eurodollar Loan commencing two Business Days thereafter as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period, divided (and rounded off to the nearest 1/16 of 1%) by
(ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D of the Board of Governors of the Federal Reserve System (or any successor category of liabilities under Regulation D), PROVIDED that if one or more of the Reference Banks fails to provide the Agent with its aforesaid rate, then the Eurodollar Rate shall be determined based on the rate or rates provided to the Agent by the other Reference Bank or Banks, or (b) the arithmetic average of the offered rates for deposits in Dollars for the applicable Interest Period (or the period closest to such applicable Interest Period) which appear on the Reuters
Screen LIBO Page as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period.

          "Event of Default" shall have the meaning provided in Section 8.

          "Event of Loss" (x) with respect to an Aircraft, Airframe or Engine shall mean any of the following events with respect to such property: (i) the loss of such property or the use thereof due to the destruction of or damage to such property which renders repair uneconomic or which renders such property permanently unfit for normal use by the Borrower for any reason whatsoever; (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, or a constructive or compromised total loss; (iii) the theft or disappearance of such property, or the confiscation, condemnation. or seizure of, or requisition of title to, or use of, such property by any governmental or purported governmental authority (other than a requisition for use by the United States government or any other government of registry of such Aircraft) or any agency or instrumentality of any thereof which in the case of any event referred to in this clause (iii) (other than a requisition of title) shall have resulted in the loss of possession of such property by the Borrower for a period in excess of 180 consecutive days or, in the case of a requisition of title, the requisition of title shall not have been reversed within 90 days from the date of such requisition of title; and (iv) as a result of any law, rule, regulation, order or other action by the FAA or other governmental body of the government of registry of such Aircraft having jurisdiction, the use of such property in the normal course of the business of air transportation shall have been prohibited for a period of 180 consecutive days, PROVIDED that an Event of Loss with respect to an Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe of such Aircraft; and (y) with respect to a Route shall mean the loss by the Borrower of the right to use such Route.

          "Existing Credit Agreement" shall mean the Credit Agreement among Holdings, NWA, the Borrower, the lenders from time to time party thereto, ABN Amro Bank N.V. as Compliance Agent, Bankers Trust Company as Administrative Agent, Chase Securities Inc. as Syndication Agent, Citibank N.A. as Documentation Agent, and National Westminster Bank plc and U.S. Bank National Association (f/k/a First Bank National Association) as Agents, dated as of December 15, 1995, as amended and restated as of October 16, 1996, as further amended and restated as of December 29, 1997 and further amended as of January 23, 1998.

          "Express Air I" shall mean Express Airlines I, Inc., a Georgia corporation, and Phoenix Airline Services, Inc., a Georgia corporation.

          "FAA" means the United States Federal Aviation Administration and any agency or instrumentality of the United States government succeeding to its functions.

          "Federal Aviation Act" shall mean the Federal Aviation Act of 1958, as amended and recodified in Title 49, United States Code, or any similar legislation of the United States to supersede, amend or supplement such Act and the rules and regulations promulgated thereunder.

          "Federal Funds Rate" shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by the Agent.

          "Fees" shall mean all amounts payable pursuant to or referred to in
Section 2.01.

          "Financial Outlook"  shall have the meaning provided in Section
5.05(b).

          "GAAP" shall have the meaning provided in Section 11.07(a).

          "Guarantor" shall mean each of Holdings and NWA (and, in the event Newco becomes the owner all of the outstanding shares of capital stock of Holdings, Newco).

          "Guaranty" shall mean the guaranty of Holdings and NWA pursuant to
Section 12.

          "Hedging Obligations" shall mean, as to any Person, all obligations and liabilities of such Person under any Interest Rate Protection Agreement, which are payable upon the termination of such agreement.

          "Holdings" shall have the meaning provided in the first paragraph of this Agreement.

          "Identified Indebtedness" shall mean and include (i) Contingent Obligations incurred pursuant to Section 7.06(i), (ii) Contingent Obligations of Holdings in respect of the Wayne County Special Facilities Revenue Bonds; PROVIDED that the maximum aggregate liability of Holdings and its Subsidiaries in respect of all such Contingent Obligations shall not exceed $86,000,000 plus interest thereon, (iii) Contingent Obligations of NATC for the benefit of a third party in respect of its space lease in Grand Forks, North Dakota, PROVIDED that the maximum aggregate liability of NATC in respect of all such Contingent Obligations shall not exceed $2,500,000, (iv) Indebtedness of the type described in clause (iii) of the definition thereof in connection with the Borrower's pledge of its receivables generated through the Scheduled Airline Traffic Office to secure Indebtedness incurred by the Scheduled Airline Traffic Office, the proceeds of which are advanced to the Borrower on a non-recourse basis (other than such pledged receivables) and (v) Indebtedness incurred pursuant to Section 7.06(j) but only to the extent that such credit enhancement letters of credit or backstop liquidity facilities referred to therein are not drawn upon.

          "Indebtedness" shall mean, as to any Person, without duplication,
(i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services but excluding trade accounts payable and accrued expenses incurred in the ordinary course of business, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit,
(iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v),
(vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (to the extent of the value of the respective property), (iv) Capitalized Lease Obligations, (v) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted, I.E., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person and (vii) all Hedging Obligations under any Interest Rate Protection Agreement; PROVIDED, HOWEVER, that neither (a) the Japanese Land Financing Obligations nor (b) any obligations of Holdings to repurchase shares of its common stock owned by KLM to the extent such repurchase would be permitted in accordance with Section 7.05(g) shall constitute Indebtedness.

          "Initial Borrowing Date" shall mean the date on which the initial Credit Event occurs.

          "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

          "Interest Period" shall have the meaning provided in Section 1.09.

          "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

          "Japanese Land Financing Obligations" shall mean all obligations of the Borrower under that certain Second Amended and Restated Loan Agreement, dated as of September 30, 1995, between the Borrower and Konan City Planning Co., Ltd., but only to the extent that such obligations are non-recourse with respect to all Credit Parties and their Subsidiaries and are secured solely by the following real property: (i) the Azabu property, (ii) the Kamiya-cho property and (iii) the Sarugaku-cho property.

          "KLM" shall mean Koninklijke Luchtvaart Maatschappij N.V., a Netherlands corporation.

          "LAX Two" shall mean LAX TWO CORP., a non-profit California mutual benefit corporation.

          "Lease" shall mean any operating lease entered into by any Credit Party or any of its Subsidiaries as lessee thereunder.

          "Lien" shall mean any mortgage, pledge, hypothecation, assignment, security deposit arrangement, encumbrance, lien (statutory or other) or other security agreement or lien of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any capital lease having substantially the same economic effect as any of the foregoing).

          "Margin Stock" shall have the meaning provided in Regulation U of the Board of Governors of the Federal Reserve System.

          "Moody's" shall mean Moody's Investors Service, Inc., or any successor corporation thereto.

          "Multiemployer Plan" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA with respect to which the Borrower or any of its ERISA Affiliates is an "employer" as defined in Section 3(5) of ERISA.

          "Narita Hotel Property" shall mean the Narita International Hotel and the "Flight Kitchen" located on the property on which such hotel is located.

          "NATC" shall mean Northwest Aerospace Training Corporation, a Delaware corporation.

          "Net Debt Proceeds" shall mean for any incurrence of Indebtedness, the gross proceeds of such incurrence, net of (i) underwriting discounts and commissions and other fees and costs associated therewith, (ii) any taxes (including income taxes) currently paid or payable in the year of incurrence or the following year as a result of such incurrence and (iii) in the case of the incurrence of any such Indebtedness in connection with the substantially contemporaneous refinancing of other Indebtedness, the aggregate amount of the outstanding principal amount of, premium, if any, and accrued but unpaid interest on, such other Indebtedness being refinanced with the proceeds of such Indebtedness.

          "Net Sale Proceeds" shall mean for any sale, lease, transfer or other disposition of assets, the face amount of any promissory note, receivable or other deferred payment and the gross cash proceeds plus the fair market value of any other property received by Holdings or any of its Subsidiaries from such sale, lease, transfer or other disposition, net of reasonable transaction costs, the payment of the outstanding principal amount of, premium, if any, and interest on any Indebtedness (other than the Obligations) securing the assets being sold and required to be repaid as a result thereof and the estimated marginal increase in income taxes which will be payable by the Holdings' consolidated group with respect to the fiscal year in which the sale occurs as a result of such sale.

          "Newco" shall mean a holding company that becomes the owner after the Effective Date of all of the issued and outstanding shares of capital stock of Holdings.

          "Notice of Borrowing" shall have the meaning provided in Section 1.03(a).

          "Notice of Conversion" shall have the meaning provided in Section
1.06.

          "Notice Office" shall mean the office of the Agent located at One Chase Manhattan Plaza, New York, New York 10081, Attention: Jesus Sang, Loan and Agency Services Group, 8th Floor, Facsimile: (212) 552-5650, or such other office as the Agent may hereafter designate in writing as such to the other parties hereto.

          "NWA" shall have the meaning provided in the first paragraph of this Agreement.

          "Obligations" shall mean all amounts owing to the Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document.

          "Payment Office" shall mean the office of the Agent located at One Chase Manhattan Plaza, New York, New York 10081 Attention: Jesus Sang, Loan and Agency Services Group, 8th Floor, Facsimile: (212) 552-5650, or such other office as the Agent may hereafter designate in writing as such to the other parties hereto.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

          "Pension Plan" means any plan (other than a Multiemployer Plan) described in Section 4021(a) of ERISA, and not excluded pursuant to Section 4021(b) of ERISA, with respect to which any Credit Party or any of its ERISA Affiliates is a "contributing sponsor" as defined in Section 4001(a)(13) of ERISA and each such plan for the five year period immediately following the last date on which the Borrower or any of its ERISA Affiliates contributed or had an obligation to contribute to such plan.

          "Percentage" of any Bank at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such Bank at such time and the denominator of which is the Total Revolving Loan Commitment at such time, PROVIDED that if the Percentage of any Bank is to be determined after the Total Revolving Loan Commitment has been terminated, then the Percentages of the Banks shall be determined immediately prior (and without giving effect) to such termination.

          "Permitted Liens" shall have the meaning set forth in Section 7.04 hereof.

          "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

          "Prime Lending Rate" shall mean the rate which the Agent announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Agent may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

          "Quarterly Payment Date" shall mean the fifteenth day of each March, June, September and December occurring after the Effective Date.

          "Rating" shall mean the senior unsecured debt rating of the Borrower as rated by each Rating Agency.

          "Rating Agency" shall mean each of S&P and Moody's.

          "Reference Banks" shall mean three Banks that are acceptable to the Borrower, PROVIDED that one such Bank shall be the Agent.

          "Register" shall have the meaning set forth in Section 11.17.

          "Replaced Bank" shall have the meaning provided in Section 1.13.

          "Replacement Bank" shall have the meaning provided in Section 1.13.

          "Required Banks" shall mean Banks, the sum of whose outstanding Revolving Loan Commitments (or after the termination thereof, outstanding Revolving Loans) represent an amount greater than 50% of the Total Revolving Loan Commitment (or after the termination thereof, the sum of the total outstanding Revolving Loans at such time).

          "Retired Secured Debt" shall mean (i) all secured letters of credit issued for the account of Holdings or any of its Subsidiaries to the extent same have been returned undrawn to the respective issuers of such letters of credit or to the extent of any permanent reduction of the same without any drawing thereunder, (ii) all secured Contingent Obligations of Holdings or any of its Subsidiaries to the extent that such Contingent Obligations have been terminated without any Credit Party or any of its respective Subsidiaries making any payment in respect thereof, (iii) all secured Hedging Obligations of Holdings or any of its Subsidiaries to the extent that such Hedging Obligations have been terminated without any Credit Party or any of its respective Subsidiaries making any payment in respect thereof and (iv) all Indebtedness of the type described in clause (iii) of the definition of Indebtedness of Holdings or any of its Subsidiaries to the extent that such Indebtedness has been permanently extinguished and the Lien securing such Indebtedness on the property of the respective Credit Party or any of its Subsidiaries has been unconditionally released.

          "Retired Unsecured Debt" shall mean (i) all unsecured letters of credit issued for the account of Holdings or any of its Subsidiaries to the extent same have been returned undrawn to the respective issuers of such letters of credit or to the extent of any permanent reduction of the same without any drawing thereunder, (ii) all unsecured Contingent Obligations of Holdings or any of its Subsidiaries to the extent that such Contingent Obligations have been terminated without any Credit Party or any of its respective Subsidiaries making any payment in respect thereof and (iii) all unsecured Hedging Obligations of Holdings or any of its Subsidiaries to the extent that such Hedging Obligations have been terminated without any Credit Party or any of its respective Subsidiaries making any payment in respect thereof.

          "Reuters Screen LIBO Page" shall mean the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other pages as may replace the LIBO page on the service for the purpose of displaying London interbank offered rates of major banks).

          "Revolving Loan" shall have the meaning provided in Section 1.01.

          "Revolving Loan Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Schedule I hereto directly below the column entitled "Revolving Loan Commitment", as the same may be (x) reduced from time to time pursuant to Sections 2.02, 2.03 and/or 9 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to
Section 1.13 or 11.04(b).

          "Revolving Loan Maturity Date" shall mean the date occurring 364 days after the Effective Date.

          "Revolving Note" shall have the meaning provided in Section 1.05(a).

          "Route Collateral" shall mean all of the "Collateral" as defined in the Route Security Agreement.

          "Route Security Agreement" shall have the meaning provided in
Section 4.A12 hereof.

          "Routes" shall have the meaning provided in the Route Security Agreement.

          "S&P" shall mean Standard & Poor's Ratings Services or any successor corporation thereto.

          "SEC" shall have the meaning provided in Section 6.01(g).

          "Section 3.04(b)(ii) Certificate" shall have the meaning provided in Section 3.04(b).

          "Secured Creditors" shall mean the Banks, the Agent and the Collateral Agent.

          "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Security Documents" shall have the meaning provided in Section 4A.12 hereof.

          "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time; PROVIDED HOWEVER that notwithstanding anything to the contrary, (x) LAX Two and its Subsidiaries and (y) Air Partners and Continental and their Subsidiaries shall be deemed not to be Subsidiaries of Holdings or any of its Subsidiaries for all purposes of this Agreement (including, without limitation, the calculation of the financial covenants and the definitions relating thereto) and the other Credit Documents so long as, in the case of clause (y), Newco does not own, directly or indirectly, more than 50% of the equity interest (i.e., the economic interest rather than the voting interest) of Continental.

          "Super-Majority Banks" shall mean Banks, the sum of whose outstanding Revolving Loan Commitments (or after the termination thereof, outstanding Revolving Loans) represent an amount greater than or equal to 80% of the Total Revolving Loan Commitment (or after the termination thereof, the sum of the total outstanding Revolving Loans at such time).

          "Taxes" shall have the meaning provided in Section 3.04(a).

          "Termination Event" means (i) a "reportable event" described in
Section 4043 of ERISA or in the regulations thereunder (excluding events for which the requirement for notice of such reportable event has been waived under subsection .13, .14, .16, .18, .19 or .20 of PBGC Regulation Section
2615), or (ii) the withdrawal of any Credit Party or any of its ERISA Affiliates from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA, or
(iv) the institution of proceedings to terminate a Pension Plan by the PBGC, or (v) any other event or condition which might constitute reasonable grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (vi) the complete or partial withdrawal (within the meaning of Sections 4203 and 4205, respectively, of ERISA) of any Credit Party or any of its ERISA Affiliates from a Multiemployer Plan, or (vii) the insolvency or reorganization (within the meaning of Section 4245 and 4241, respectively, of ERISA) of any Multiemployer Plan.

          "Total Revolving Loan Commitment" shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Banks.

          "Total Unutilized Revolving Loan Commitment" shall mean, at any time, the sum of the Unutilized Revolving Loan Commitments of each of the Banks.

          "Transaction" shall mean (i) the incurrence of Revolving Loans hereunder on the Initial Borrowing Date, (ii) the execution and delivery of this Agreement and the other Credit Documents by the Credit Parties and (iii) the payment of fees and expenses in connection with the foregoing.

          "Type" shall mean the type of Revolving Loan determined with regard to the interest option applicable thereto, I.E., whether a Base Rate Loan or a Eurodollar Loan.

          "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

          "United States" and "U.S." shall each mean the United States of America.

          "Unutilized Revolving Loan Commitment" with respect to any Bank, at any time, shall mean such Bank's Revolving Loan Commitment at such time less the aggregate outstanding principal amount of Revolving Loans made by such Bank.

          "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

          "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

          SECTION 10.  THE AGENT.

          10.01 APPOINTMENT. The Banks hereby designate The Chase Manhattan Bank as Agent (for purposes of this Section 10, the term "Agent" shall include The Chase Manhattan Bank in its capacity as Collateral Agent pursuant to the Security Documents) to act as specified herein and in the other Credit Documents. Each Bank hereby irrevocably authorizes, and each holder of any Revolving Note by the acceptance of such Revolving Note shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its respective officers, directors, agents, employees or affiliates.

          10.02 NATURE OF DUTIES. The Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and the other Credit Documents. Neither the Agent nor any of its respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Bank or the holder of any Revolving Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

          10.03 LACK OF RELIANCE ON AGENT. Independently and without reliance upon the Agent, each Bank and the holder of each Revolving Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Holding and its Subsidiaries in connection with the making and the continuance of the Revolving Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of Holding and its Subsidiaries and, except as expressly provided in this Agreement, the Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Bank or the holder of any Revolving Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Revolving Loans or at any time or times thereafter. The Agent shall not be responsible to any Bank or the holder of any Revolving Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of Holding and its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of Holding and its Subsidiaries or the existence or possible existence of any Default or Event of Default.

          10.04 CERTAIN RIGHTS OF AGENT. If the Agent shall request instructions from the Required Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Agent shall be entitled to refrain from such act or taking such action unless and until it shall have received instructions from the Required Banks; and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, neither any Bank nor the holder of any Revolving Note shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Banks.

          10.05 RELIANCE. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Agent.

          10.06 INDEMNIFICATION. To the extent the Agent is not reimbursed and indemnified by the Borrower, the Banks will reimburse and indemnify the Agent, in proportion to their respective Percentages, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Agent in performing its respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; PROVIDED that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct.

          10.07 AGENT IN ITS INDIVIDUAL CAPACITY. With respect to its obligation to make Revolving Loans under this Agreement, the Agent shall have the rights and powers specified herein for a "Bank" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Banks," "Required Banks," "holders of Revolving Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Credit Party or any Affiliate of any Credit Party as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower or any other Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

          10.08 HOLDERS. The Agent may deem and treat the payee of any Revolving Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Revolving Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Revolving Note or of any Revolving Note or Revolving Notes issued in exchange therefor.

          10.09 RESIGNATION BY THE AGENT. (a) The Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Borrower and the Banks. Such resignation shall take effect upon the appointment of a successor Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

          (b) Upon any such notice of resignation, the Banks shall appoint a successor Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower.

          (c) If a successor Agent shall not have been so appointed within such 15 Business Day period, the resigning Agent, with the consent of the Borrower, shall then appoint a successor Agent who shall serve as Agent hereunder or thereunder until such time, if any, as the Banks appoint a successor Agent as provided above.

          (d)  If no successor Agent has been appointed pursuant to clause
(b) or (c) above by the 20th Business Day after the date such notice of resignation was given by such Agent, such Agent's resignation shall become effective and the Required Banks shall thereafter perform all the duties of such Agent hereunder and/or under any other Credit Document until such time, if any, as the Banks appoint a successor Agent as provided above.

          SECTION 11.  MISCELLANEOUS.

          11.01 PAYMENT OF EXPENSES, ETC. The Borrower shall: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable and adequately documented fees and other out-of-pocket costs and expenses (x) of the Agent (including, without limitation, the reasonable and adequately documented fees and disbursements of White & Case LLP) arising in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents, the commitment letter, the term sheet and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto and of the Agent in connection with its syndication efforts with respect to this Agreement (but excluding attorneys' fees and disbursements) and (y) of the Agent and each of the Banks in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable and adequately documented fees and disbursements of counsel for the Agent and for each of the Banks including any reasonable allocated costs of in-house counsel); (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iii) indemnify the Agent, each Bank and each of their respective affiliates, and each of their respective officers, directors, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable and adequately documented attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not the Agent or any Bank is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document, the commitment letter, the term sheet or the actual or proposed use of the proceeds of any Revolving Loans hereunder or the consummation of any transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, including, without limitation, the reasonable and adequately documented fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent arising or incurred by reason of (x) a violation of laws or governmental regulations pertaining to lending by the Person to be indemnified (or the Agent or the Bank of which such Person is an officer, director, employee, representative or agent); PROVIDED, HOWEVER, that the Person to be indemnified shall, in all events, be entitled to the indemnities set forth in Sections 1.10, 1.11 and 3.04 to the extent provided therein, or
(y) the gross negligence or willful misconduct of the Person to be indemnified). To the extent that the undertaking to indemnify, pay or hold harmless any Person set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

          11.02 RIGHT OF SETOFF. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of any Credit Party to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Bank pursuant to Section 11.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

          11.03 NOTICES. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to a Credit Party, at the address specified opposite its signature below; if to the Agent, at its Notice Office; if to any Bank, at the address specified for such Bank on
Schedule II hereto; or, at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when received.

          11.04 BENEFIT OF AGREEMENT. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; PROVIDED, HOWEVER, no Credit Party may assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of the Banks and, PROVIDED FURTHER, that, although any Bank may transfer, assign or grant participations in its rights hereunder, such Bank shall remain a "Bank" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments hereunder except as provided in
Section 11.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Bank" hereunder and, PROVIDED FURTHER, that no Bank shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would
(i) extend the final scheduled maturity of any Revolving Loan or Revolving
Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that waivers or modifications of any conditions precedent, covenants, Default or Event of Default or of a mandatory reduction in the Total Revolving Loan Commitment shall not constitute a change in the terms of such participation, and that an increase in any Revolving Loan Commitment or Revolving Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof) or (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation.

          (b) Notwithstanding the foregoing, any Bank (or any Bank together with one or more other Banks) may (x) assign all or a portion of its Revolving Loan Commitment (and related outstanding Obligations hereunder), and its outstanding Revolving Loans to its parent company and/or any affiliate of such Bank or to one or more Banks or (y) assign all, or if less than all, a portion equal to at least $5,000,000 or an integral multiple of $1,000,000 in excess thereof, of such Revolving Loan Commitments and outstanding principal amount of Revolving Loans hereunder to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Bank by execution of an Assignment and Assumption Agreement; PROVIDED that, (i) at such time Schedule I shall be deemed modified to reflect the Revolving Loan Commitments (and/or outstanding Revolving Loans, as the case may be) of such new Bank and of the existing Banks, (ii) new Revolving Notes will be issued, at the Borrower's expense, to such new Bank and to the assigning Bank upon the request of such new Bank or assigning Bank, such new Revolving Notes to be in conformity with the requirements of
Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Revolving Loan Commitments (and/or outstanding Revolving Loans),
(iii) only with respect to any assignment pursuant to clause (y) of this
Section 11.04(b), the consent of the Agent and the Borrower shall be required (which consents shall not be unreasonably withheld or delayed); PROVIDED, HOWEVER, the consent of the Borrower shall not be required at any time after an Event of Default shall have occurred and is then continuing, and (iv) the Agent shall receive at the time of each such assignment, from the assigning or assignee Bank, the payment of a non- refundable assignment fee of $3,500 and, PROVIDED FURTHER, that such transfer or assignment will not be effective until recorded by the Agent on the Register pursuant to Section 11.17 hereof.
 To the extent of any assignment pursuant to this Section 11.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Revolving Loan Commitment. At the time of each assignment pursuant to this Section 11.04(b) to a Person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Bank shall provide to the Borrower and the Agent the appropriate Internal Revenue Service Forms (and, if applicable a Section 3.04(b)(ii) Certificate) described in Section 3.04(b).

          (c) Any Bank may at any time pledge or assign all or any portion of its rights under this Agreement or any other Credit Document to any Federal Reserve Bank without notice to or consent of any Credit Party. No such pledge or assignment shall release the transferor Bank from its obligations hereunder.

          11.05 NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Agent or any Bank or any holder of any Revolving Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the

Borrower or any other Credit Party and the Agent or any Bank or the holder of any Revolving Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Agent or any Bank or the holder of any Revolving Note would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or any Bank or the holder of any Revolving Note to any other or further action in any circumstances without notice or demand.

          11.06 PAYMENTS PRO RATA. (a) Except as otherwise provided in this Agreement, the Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Banks (other than any Bank that has consented in writing to waive its PRO RATA share of any such payment) PRO RATA based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

          (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Revolving Loans or Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the respective Credit Party to such Banks in such amount as shall result in a proportional participation by all the Banks in such amount; PROVIDED that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

          11.07 CALCULATIONS; COMPUTATIONS. (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Banks); PROVIDED that, except as otherwise specifically provided herein, all computations determining compliance with Section 7 shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements delivered to the Banks pursuant to Section 5.05(a) (with the foregoing generally accepted accounting principles, subject to the preceding proviso, herein called "GAAP").

          (b) All computations of interest with respect to Base Rate Loans shall be made on the basis of a year consisting of 365 (or, if applicable, 366) days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. All other computations of interest and all computations of Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or Fees are payable.

          11.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE CITY OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH CREDIT PARTY HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH CREDIT PARTY HEREBY DESIGNATES, APPOINTS AND EMPOWERS CT CORPORATION SYSTEM, WITH OFFICES ON THE DATE HEREOF AT 1633 BROADWAY, NEW YORK, NEW YORK 10019, AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, EACH CREDIT PARTY AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN NEW YORK CITY ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO THE AGENT UNDER THIS AGREEMENT. EACH CREDIT PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ANY CREDIT PARTY AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT UNDER THIS AGREEMENT, ANY BANK OR THE HOLDER OF ANY REVOLVING NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT PARTY IN ANY OTHER JURISDICTION.

          (b) EACH CREDIT PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY

SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          11.09 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Agent.

          11.10 EFFECTIVENESS. This Agreement shall become effective on the date (the "Effective Date") on which (a) each Credit Party, the Agent and each of the Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Agent at its Notice Office or, in the case of the Banks, shall have given to the Agent telephonic (confirmed in writing), written, telecopy or telex notice (actually received) at such office that the same has been signed and mailed to it and (b) the conditions set forth in Article 4A hereof are satisfied.

          11.11 HEADINGS DESCRIPTIVE. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          11.12 AMENDMENT OR WAIVER; ETC. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Banks, PROVIDED that no such change, waiver, discharge or termination shall, without the consent of each Bank (with Obligations being directly affected thereby in the case of the following clause (i)), (i) extend the final scheduled maturity of any Revolving Loan or Revolving Note, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates), or reduce the principal amount thereof (except to the extent repaid in cash), (ii) release all or substantially all of the Collateral (except as expressly provided in the Security Documents), (iii) amend, modify or waive any provision of this
Section 11.12, (iv) reduce the percentage specified in the definition of Required Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Banks on substantially the same basis as the extensions of Revolving Loan Commitments are included on the Effective Date), (v) release a Guarantor from its Guaranty or (vi) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; PROVIDED FURTHER, that no such change, waiver, discharge or termination shall (x) increase the Revolving Loan Commit-ments of any Bank over the amount thereof then in effect without the consent of such Bank (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Revolving Loan Commitment shall not constitute an increase of the Revolving Loan Commitment of any Bank, and that an increase in the available portion of any Revolving Loan Commitment of any Bank shall not constitute an increase in the Commitment of such Bank) and (y) without the consent of the Agent, amend, modify or waive any provision of Section 10 as same applies to the Agent or any other provision as same relates to the rights or obligations of the Agent.

          (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clause (a)(i) through (vi), inclusive, of the first proviso to Section 11.12(a), the consent of the Required Banks is obtained but the consent of one or more of such other Banks whose consent is required is not obtained, then the Borrower shall have the right, so long as each non-consenting Bank whose individual consent is required is treated as described in either clause
(A) or (B) below, to either (A) replace such non-consenting Bank with one or more Replacement Banks pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Bank consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Bank's Revolving Loan Commitment and repay in full its outstanding Revolving Loans, in accordance with Sections 2.02(b) and/or 3.01(b), PROVIDED that, unless the Revolving Loan Commitment terminated and the Revolving Loans repaid pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Banks or the increase of the Revolving Loan Commitments and/or outstanding Revolving Loans of existing Banks (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Banks (determined both before and after giving effect to the proposed action) shall specifically consent thereto, PROVIDED FURTHER, that the Borrower shall not have the right to replace a Bank solely as a result of the exercise of such Bank's rights (and the withholding of any required consent by such Bank) pursuant to the second proviso to Section 11.12(a).

          11.13 SURVIVAL. All indemnities set forth herein including, without limitation, in Sections 1.10, 1.11, 3.04, 11.01 and 11.06 shall, subject to Section 11.15 (to the extent applicable), survive the execution, delivery and termination of this Agreement and the Revolving Notes and the making and repayment of the Revolving Loans.

          11.14 DOMICILE OF REVOLVING LOANS. Each Bank may transfer and carry its Revolving Loans at, to or for the account of any office, Subsidiary or Affiliate of such Bank. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Revolving Loans pursuant to this Section 11.14 would, at the time of such transfer, result in increased costs under Section 1.10, 1.11 or 3.04 from those being charged by the respective Bank prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes giving rise to such increased costs after the date of the respective transfer).

          11.15 LIMITATION ON ADDITIONAL AMOUNTS, ETC. Notwithstanding anything to the contrary contained in Section 1.10, 1.11 or 3.04 of this Agreement, unless a Bank gives notice to the Borrower that it is obligated to pay an amount under such Section within 180 days after the date the Bank incurs the respective increased costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital, then such Bank shall only be entitled to be compensated for such amount by the Borrower pursuant to said Section 1.10, 1.11 or 3.04, as the case may be, to the extent the costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital are incurred or suffered on or after the date which occurs 180 days prior to such Bank giving notice to the Borrower that it is obligated to pay the respective amounts pursuant to said Section 1.10, 1.11 or 3.04, as the case may be. This Section 11.15 shall have no applicability to any Section of this Agreement other than said Sections 1.10, 1.11 and 3.04.

          11.16  CONFIDENTIALITY.  (a)  Subject to the provisions of clause
(b) of this Section 11.16, each Bank shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as such by any Credit Party in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure reasonably to any bona fide prospective transferee or participant in connection with the contemplated transfer of any Revolving Loan or Revolving Loan Commitment or participation therein or as required or requested by any governmental agency or representative thereof or pursuant to legal process or to such Bank's attorneys, affiliates or independent auditors; PROVIDED that, unless specifically prohibited by applicable law or court order, each Bank shall notify Holdings of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Bank by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and PROVIDED FURTHER, that in no event shall any Bank be obligated or required to return any materials furnished by Holdings or any of its Subsidiaries, PROVIDED that in the case of disclosure to any prospective transferee or participant, such Person executes an agreement with such Bank containing provisions substantially the same as to those contained in this Section 11.16.

          (b) Each Credit Party hereby acknowledges and agrees that each Bank may share with any of its affiliates any information related to Holdings or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of Holdings or any of its Subsidiaries), PROVIDED such Persons shall be subject to the provisions of this Section 11.16 to the same extent as such Bank.

          11.17 REGISTRY. The Borrower hereby designates the Agent to serve as the Borrower's agent, solely for purposes of this Section 11.17, to maintain a register (the "Register") on which it will record the Revolving Loan Commitments from time to time of each of the Banks, the Revolving Loans made by each of the Banks and each repayment in respect of the principal amount of the Revolving Loans of each Bank. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Revolving Loans. With respect to any Bank, the transfer of the Revolving Loan Commitment of such Bank and the rights to the principal of, and interest on, any Revolving Loan made pursuant to such Revolving Loan Commitment shall not be effective until such transfer is recorded on the Register maintained by the Agent with respect to ownership of such Revolving Loan Commitment and Revolving Loans and prior to such recordation all amounts owing to the transferor with respect to such Revolving Loan Commitment and Revolving Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Revolving Loan Commitment and Revolving Loans shall be recorded by the Agent on the Register only upon the acceptance by the Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section
11.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Agent for acceptance and registration of assignment or transfer of all or part of a Revolving Loan, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender the Revolving
Note evidencing such Revolving Loan, and thereupon one or more new Revolving Notes in the same aggregate principal amount shall be issued to the assigning or transferor Bank and/or the new Bank. The Borrower agrees to indemnify the Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Agent in performing its duties under this Section 11.17.

          11.18 NEWCO REORGANIZATION. In the event that Newco owns all of the outstanding shares of capital stock of Holdings:

          (i) all references to "Holdings" in Section 3.02(b), 3.02(c), 5 (excluding, however, Sections 5.05, 5.09 and 5.10), 6 (excluding, however, Sections 6.01(a) and 6.01(b)), 7 (excluding, however, Section 7.05(e)), 8, 9 (excluding, however, the definitions of "Credit Party", "Distribution," "Guarantor," "Holdings" and "Newco" and clause (ii) of the definition of "Identified Indebtedness"), 10, and 11 of this Agreement shall be deemed to refer to "Newco"; PROVIDED, HOWEVER, that the references to "Holdings" in Sections 7.05(b) (second occurrence) and 7.05(g) hereof, together with the reference to "Holdings" in clause (b) of the proviso to the definition of "Indebtedness" in Section 9 hereof, shall be deemed to refer to "Newco and/or Holdings" and all references to "either Guarantor" in this Agreement shall be deemed to refer to "any Guarantor;"

          (ii) Sections 6.01(a) and 6.01(b) hereof shall be amended in their entireties to read as set forth below:

                 "(a)    ANNUAL FINANCIAL STATEMENTS.  As soon as available and
          in any event within 120 days after the close of each fiscal year of Newco, (i) a copy of the SEC Form 10-K filed by Newco with the SEC for such fiscal year, or, if no such Form 10-K was so filed by Newco for such fiscal year, the consolidated balance sheet of Newco and its subsidiaries and whether or not such Form 10-K was filed, of each of Holdings and its Subsidiaries and the Borrower and its Subsidiaries, as at the end of such fiscal year and the related consolidated statements of operations, of common stockholders' equity (deficit) (in the case of Newco and its subsidiaries) and of cash flows for such fiscal year, setting forth comparative consolidated figures as of the end of and for the preceding fiscal year, and examined by Ernst & Young (or (x) any other "Big Six" or "Big Four" accounting firm or (y) any other firm of independent public accountants of recognized standing selected by Newco, Holdings or the Borrower, as the case may be, and reasonably acceptable to the Required Banks) whose opinion shall not be qualified as to the scope of audit or as to the status of Newco, Holdings or the Borrower as a going concern, and (ii) a certificate of such accounting firm stating that in the course of its regular audit of the business of Newco, Holdings and the Borrower, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge of any Default or Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

                 (b) QUARTERLY FINANCIAL STATEMENTS. As soon as available and in any event within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of Newco, a copy of the SEC Form 10-Q filed by Newco with the SEC for such quarterly period, or, if no such Form 10-Q was so filed by Newco with respect to any such quarterly period, the consolidated balance sheet of Newco and its subsidiaries, and whether or not such Form 10-Q was filed, of each of Holdings and its Subsidiaries and the Borrower and its Subsidiaries, as at the end of such quarterly period and the related consolidated statements of operations for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period and in each case setting forth comparative consolidated figures as of the end of and for the related periods in the prior fiscal year, all of which shall be certified by an Authorized Officer of Newco, Holdings or the Borrower, as the case may be, subject to changes resulting from audit and normal year-end audit adjustments."; and

          (iii) Holdings shall, within five Business Days after the date on which Newco first owns all of such capital stock, cause Newco to furnish to the Agent (x) counterparts of this Agreement executed on behalf of Newco (or other appropriate documents making Newco a party hereto), (y) a certificate of the Secretary or any Assistant Secretary of Newco as to the matters set forth in Section 4A.04(a) of this Agreement with respect to Newco and as to the incumbency and signatures of the Authorized Officers of Newco, together with a letter from CT Corporation System with respect to Newco, substantially in the form of Exhibit E hereto and (z) an opinion from Douglas M. Steenland, Esq., Senior Vice President, General Counsel and Secretary of Newco, which opinion shall be substantially in the form of Exhibit D-1 hereto (except that references therein to "Holdings" shall be references to "Newco"); the failure of Holdings to comply with the foregoing provisions of this Section 11.18(iii) shall be an Event of Default under and for all purposes of this Agreement.

          SECTION 12.   GUARANTY.

          12.01 THE GUARANTY. In order to induce the Banks to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by the

Guarantors from the proceeds of the Revolving Loans, each Guarantor hereby jointly and severally agrees with the Agent and the Banks as follows: each Guarantor hereby jointly and severally, unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all indebtedness of the Borrower to each of the Banks and of the Agent. If any or all of the indebtedness of the Borrower to the Banks or the Agent becomes due and payable hereunder, each Guarantor unconditionally promises on a joint and several basis to pay such indebtedness to the Banks or the Agent, as the case may be, or order, on demand, together with any and all expenses which may be incurred by the Agent or the Banks in collecting any of the indebtedness. The word "indebtedness" is used in this Section 12 to mean any and all advances, debts, obligations and liabilities of the Borrower arising in connection with this Agreement and any other Credit Document, in each case, heretofore, now, or hereafter made, incurred or created, whether voluntarily or involuntarily, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether or not such indebtedness is from time to time reduced, or extinguished and thereafter increased or incurred, whether the Borrower may be liable individually or jointly with others, whether or not recovery upon such indebtedness may be or hereafter become barred by any statute of limitations, and whether or not such indebtedness may be or hereafter become otherwise unenforceable.

          12.02 BANKRUPTCY. Additionally, each Guarantor jointly and severally, unconditionally and irrevocably guarantees the payment of any and all indebtedness of the Borrower to each of the Banks and the Agent whether or not due or payable by the Borrower upon the occurrence in respect of the Borrower of any of the events specified in Section 8.05, and unconditionally promises to pay such indebtedness to each of the Banks and the Agents, or order, on demand, in lawful money of the United States.

          12.03 NATURE OF LIABILITY. The liability of each Guarantor hereunder is exclusive and independent of any security for or other guaranty of the indebtedness of the Borrower whether executed by each Guarantor, any other guarantor or by any other party, and the liability of each Guarantor hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the indebtedness of the Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to the Agent or the Banks on the indebtedness which the Agents or such Bank repay the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

          12.04 INDEPENDENT OBLIGATION. The obligations of each Guarantor hereunder are independent of the obligations of any other guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other guarantor or the Borrower and whether or not any other guarantor or the Borrower be joined in any such action or actions. Each Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to each Guarantor.

          12.05 AUTHORIZATION. Each Guarantor authorizes the Agent and the Banks without notice or demand (except as shall be required by applicable statute and which cannot be waived), and without affecting or impairing its liability hereunder, from time to time to (a) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of, the indebtedness or any part thereof in accordance with this Agreement, including any increase or decrease of the rate of interest thereon, (b) take and hold security from any guarantor or any other party for the payment of this guaranty or the indebtedness and exchange, enforce, waive and release any such security, (c) apply such security and direct the order or manner of sale thereof as the Agent and the Banks in their discretion may determine and (d) release or substitute any one or more endorsers, guarantors, the Borrower or other obligors.

          12.06 RELIANCE. It is not necessary for the Agent or the Banks to inquire into the capacity or powers of the Borrower or its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

          12.07 SUBORDINATION. Any indebtedness of the Borrower now or hereafter held by either Guarantor is hereby subordinated to the indebtedness of the Borrower to the Agent and the Banks; and such indebtedness of the Borrower to such Guarantor, if the Agent, after an Event of Default has occurred and is continuing, so requests, shall be collected, enforced and received by such Guarantor as trustee for the Banks and be paid over to the Banks and the Agent on account of the indebtedness of the Borrower to the Banks and the Agent, but without affecting or impairing in any manner the liability of such Guarantor under the other provisions of this Guaranty. Prior to the transfer by either Guarantor of any note or negotiable instrument evidencing any indebtedness of the Borrower to such Guarantor, such Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.

          12.08 WAIVER. (a) Each Guarantor waives any right (except as shall be required by applicable statute and which cannot be waived) to require the Agent or the Banks to (a) proceed against the Borrower, any other guarantor or any other party, (b) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party or (c) pursue any other remedy in the Agent's or the Banks' power whatsoever. Each Guarantor waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party other than payment in full of the indebtedness, including, without limitation, any defense based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the unenforceability of the indebtedness or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the indebtedness. The Agent and the Banks may, at their election, foreclose on any security held by the Agent or the Banks by one or more judicial or nonjudicial sales (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Agent and the Banks may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of each Guarantor hereunder except to the extent the indebtedness has been paid. Each
Guarantor waives any defense arising out of any such election by the Agent and the Banks, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other party or any security. Until all indebtedness of the Borrower to the Banks and to the Agent shall have been paid in full, each Guarantor agrees that it will not exercise any right of subrogation, and waives any right to enforce any remedy which the Agent and the Banks now have or may hereafter have against the Borrower, and waives any benefit of, and any right to participate in, any security now or hereafter held by the Agent and the Banks.

          (b) Each Guarantor waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional indebtedness. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the indebtedness and the nature, scope and extent of the risks which each Guarantor assumes and incurs hereunder, and agrees that the Agent and the Banks shall have no duty to advise either Guarantor of information known to them regarding such circumstances or risks.

          12.09 LIMITATION ON ENFORCEMENT. The Banks agree that this Guaranty may be enforced on their behalf only by the action of the Agent acting upon the instructions of the Required Banks and that no Bank shall have any right individually to seek to enforce or to enforce this Guaranty, it being understood and agreed that such rights and remedies may be exercised by the Agent for the benefit of the Banks upon the terms of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:
--------

If by mail:                        NORTHWEST AIRLINES CORPORATION
5101 Northwest Drive
St. Paul, MN  55111

If by courier:                     By:  /s/ Rolf S. Andresen
2700 Lone Oak Parkway                  -------------------------------------
Eagan, MN 55121                        Title: Vice President - Finance and
                                              Chief Accounting Officer

Tel: (612) 727-4883
Fax: (612) 726-0665                NWA INC.
Attn:

                                   By:  /s/ Rolf S. Andresen
                                       --------------------------------------
                                        Title: Vice President - Finance and
                                        Chief Accounting Officer


                                   NORTHWEST AIRLINES, INC.

                                   By: /s/ Rolf S. Andresen
                                       --------------------------------------
                                        Title: Vice President - Finance and
                                        Chief Accounting Officer


                                   THE CHASE MANHATTAN BANK
                                        Individually and as Agent

                                   By: /s/ Matthew H. Massie
                                       --------------------------------------
                                        Title: Managing Director

                                   ABN AMRO BANK N.V.,
                                        CHICAGO BRANCH



                                   By:  /s/ John E. Lewis
                                       --------------------------------------
                                       Title:  Senior Vice President

                                   By:  /s/ Lukas Van Der Hoef
                                       --------------------------------------
                                       Title: Vice President


                                   BANK OF AMERICA NATIONAL TRUST & SAVINGS
                                        ASSOCIATION

                                   By:  /s/ Craig S. Munro
                                       --------------------------------------
                                       Title: Managing Director


                                   BANK OF TOKYO - MITSUBISHI, LTD., CHICAGO
                                        BRANCH

                                   By: /s/ Hajime Watanabe
                                       --------------------------------------
                                       Title: Deputy General Manager


                                   BANKERS TRUST COMPANY

                                   By:  /s/ Robert R. Telesca
                                       --------------------------------------
                                       Title: Assistant Vice President


                                   CITICORP USA, INC.

                                   By:  /s/ Thomas Boyle
                                       --------------------------------------
                                       Title: Attorney in Fact

                                   CREDIT LYONNAIS, NEW YORK BRANCH

                                   By:  /s/ Phillipe Soustra
                                       --------------------------------------
                                       Title: Senior Vice President


                                   CREDIT SUISSE FIRST BOSTON

                                   By:  /s/ Robert Finney
                                       --------------------------------------
                                       Title: Managing Director

                                   By:  /s/ Thomas G. Muoio
                                       --------------------------------------
                                       Title: Vice President


                                   THE FUJI BANK, LIMITED

                                   By:  /s/ Peter Chinnici
                                       --------------------------------------
                                       Title: Joint General Manager


                                   LEHMAN COMMERCIAL PAPER INC.

                                   By: /s/ William J. Gallagher
                                       --------------------------------------
                                       Title:

                                   ROYAL BANK OF CANADA

                                   By:  /s/ Michael Madnick
                                       --------------------------------------
                                       Title: Senior Manager

                                   U.S. BANK NATIONAL ASSOCIATION


                                   By: /s/ Mark Olman
                                       --------------------------------------
                                       Title: Vice-President

                                                                    SCHEDULE I


                                    COMMITMENTS

                                                          Revolving Loan
 Bank                                                       Commitment
 ----                                                     --------------
 The Chase Manhattan Bank                                    86,000,000

 Bankers Trust Company                                       84,000,000

 Citicorp Securities, Inc.                                   83,000,000

 ABN AMRO Bank, N.V.                                         83,000,000

 US Bank                                                     83,000,000

 Bank of America                                             83,000,000

 Credit Lyonnais                                             83,000,000

 Royal Bank of Canada                                        83,000,000

 The Fuji Bank, Limited                                      83,000,000

 Credit Suisse First Boston                                  83,000,000

 Lehman Brothers                                             83,000,000

 Bank of Tokyo Mitsubishi,Ltd.                               83,000,000

 Total                                                     1,000,000,000
                                                           -------------

                                                                    SCHEDULE II

                              BANK ADDRESSES


ABN AMRO N.V., Chicago Branch                135 South LaSalle Street
                                             Chicago, Illinois 60603
                                             Attn: Lukas Van Der Hoef
                                             Tel: (312) 904-5221
                                             Fax: (312) 606-8428

                                             Copy To:

                                             135 South LaSalle Street
                                             Chicago, Illinois 60603
                                             Attn: John Lewis
                                             Tel: (312) 904-2946
                                             Fax: (312) 606-8428


Bankers Trust Company                        233 South Wacker Drive,
                                             Suite 8400
                                             Chicago, Illinois  60606
                                             Attn: Jonathan O. Salkin
                                             Tel: (312) 993-8102
                                             Fax: (312) 993-8218

                                             233 South Wacker Drive,
                                             Suite 8400
                                             Chicago, Illinois 60606
                                             Attn:  Linda Stahulak
                                             Tel:  (312) 993-8109
                                             Fax:  (312) 993-8114

                                                                    SCHEDULE II
                                                                         Page 2

Citicorp USA, Inc.                           399 Park Avenue
                                             New York, New York  10043
                                             Attn: John King
                                             Tel: (212) 559-6413
                                             Fax: (212) 793-3734

                                             399 Park Avenue
                                             New York, New York  10043
                                             Attn: Tom Boyle
                                             Tel: (212) 559-6149
                                             Fax: (212) 793-6303

                                             Copy To:

                                             399 Park Avenue
                                             New York, NY 10043
                                             Attn: Portfolio Management
                                             Tel:  (212) 559-6413
                                             Fax:  (212) 793-3734


U.S. Bank  National Association              601 Second Avenue South, 7th Floor
                                             Minneapolis, MN 55402-4302
                                             Attn: Mark Olman
                                             Tel:  (612) 973-1085
                                             Fax:  (612)  973-0825


Bank of America National Trust &             231 South LaSalle Street
Savings Association, A National Banking      Chicago, IL  60697
Association                                  Attn:  Elizabeth Nolan
                                             Tel:  (312) 828-1292
                                             Fax:  (312) 828-1997

                                             555 South Flower Street, 11th Floor
                                             Los Angeles, CA 90071
                                             Attn: Carolyn Simmons
                                             Tel:  (213) 228-2832
                                             Fax:  (213) 228-2756

Credit Lyonnais
  New York Branch                            1301 Avenue of the Americas
                                             New York, New York 10019
                                             Attn: Bertrand Cousin

                                                                    SCHEDULE II
                                                                         Page 3

                                             Tel: (212) 261-7363
                                             Fax: (212) 261-7368

                                             1301 Avenue of the Americas
                                             New York, New York 10019-6002
                                             Attn:  Michael Vitiello
                                             Tel: (212) 261-7051
                                             Fax: (212) 459-3187

                                                                    SCHEDULE II
                                                                         Page 4

Royal Bank of Canada                         New York Branch
                                             Financial Square, 23rd Floor
                                             32 Old Slip
                                             New York, New York  10005-3531
                                             Attn: Manager, Credit Admin.
                                             Tel: (212) 428-6305
                                             Fax: (212) 428-2372

                                             Copy To:

                                             One Liberty Plaza, 4th Floor
                                             New York, New York  10006-1404
                                             Attn: Kristin Jaffe, Senior Manager
                                             Tel: (212) 428-6217
                                             Fax: (212) 428-6459

The Fuji Bank, Limited                       225 West Wacker Drive
                                             Suite 2000
                                             Chicago, Illinois 60606
                                             Attn: James Fayen
                                             Tel: (312) 621-0397
                                             Fax: (312) 621-0539

                                             Copy To:

                                             225 West Wacker Drive
                                             Suite 2000
                                             Chicago, Illinois  60606
                                             Attn: Lee Prewitt
                                             Tel: (312) 419-3664
                                             Fax: (312) 621-0539


The Bank of Tokyo-Mitsubishi, Ltd.           227 West Monroe Street

Chicago Branch                               Suite 2300
                                             Chicago, Illinois 60606
                                             Attn: Michael W. Kempel
                                             Tel: (312) 696-4682
                                             Fax: (312) 696-4535/4533

                                             Copy To:

                                                                    SCHEDULE II
                                                                         Page 5

                                             227 West Monroe Street
                                             Suite 2300
                                             Chicago, Illinois  60606
                                             Attn: Gus C. Browne II
                                             Tel: (312) 696-4670
                                             Fax: (312) 696-4535/4533

Credit Suisse First Boston                   11 Madison Avenue,
                                             19th Floor
                                             New York, New York  10010
                                             Attn:  Robert Finney
                                             Tel:  (212) 325-9038
                                             Fax:  (212) 325-8319


Lehman Brothers                              190 South LaSalle Street
                                             Chicago, IL 60603
                                             Attn:  John Gramins
                                             Tel:  (312) 609-8245
                                             Fax:  (312) 609-8249

                                             Copy To:

                                             3 World Financial Center
                                             New York, NY 10285-0900
                                             Attn: Chris Ryan
                                             Tel: (212) 526-6304

                                                                    SCHEDULE II


                                    SUBSIDIARIES

                     (wholly-owned unless otherwise specified)

     Northwest Airlines Corporation (Delaware corporation)
          Newbridge Parent Corporation (Delaware corporation)
               Newbridge Merger Corporation (Delaware corporation)
          NWA Inc. (Delaware corporation)
               Northwest Airlines, Inc. (Minnesota corporation)
                    NWA Fuel Services Corporation (Texas corporation)
                    Montana Enterprises, Inc. (Montana corporation)
                         Tomisato Shoji Hotel Business (Japanese corporation)
                    Republic Airlines, Inc. (Delaware corporation)*
                    Compass 315 LTD, Holding Company (U.K. corporation) Tullion Limited (U.K. corporation)
                    Win-Win L.P. (Delaware limited partnership)*
                    NWA Worldclub, Inc. (Wisconsin corporation)
                    NWA Equity Holdings, Inc. (Texas corporation)
                    Wings Finance Company (Japanese corporation)
               World Capital Management, Inc. (Minnesota corporation) Northwest Aircraft Inc. (Delaware corporation)
                    Aircraft Foreign Sales, Inc. (U.S. Virgin Islands corporation)
               Northwest Aerospace Training Corporation (Delaware corporation) MLT Inc. (Minnesota corporation)
               NWA Retail Sales Inc. (Minnesota corporation)
               NWA Aircraft Finance, Inc. (Delaware corporation)
               Northwest Capital Funding Corp. (Delaware corporation)
               Cardinal Insurance Company (Cayman) LTD. (Cayman Islands
                    corporation)
               Northwest PARS Holdings, Inc. (Delaware corporation)
               Northwest PARS, Inc. (Delaware corporation)
               NWA Leasing Inc. (Minnesota corporation)
               Express Airlines I, Inc.
               Phoenix Airline Services, Inc.

--------------------
*    Inactive
**   Northwest Airlines, Inc. is 99% limited partner.

                                                                   SCHEDULE IV




                              EXISTING INDEBTEDNESS *


                                   [See Attached]




--------------------
*    Existing Credit Agreement not to appear.